Exhibit 3


                                                                  EXECUTION COPY






================================================================================





                                $116,000,000

                               CREDIT AGREEMENT

                         dated as of February 3, 2004,

                                     among

                        SGL CARBON AKTIENGESELLSCHAFT,

                               SGL CARBON, LLC,

                         THE GUARANTORS PARTY HERETO,

                           THE LENDERS PARTY HERETO

                                      and

                          CREDIT SUISSE FIRST BOSTON,

                            as Administrative Agent

--------------------------------------------------------------------------------

                         Credit Suisse First Boston,
                              as Sole Bookrunner

                          Credit Suisse First Boston,
                               Deutsche Bank AG
                             and Dresdner Bank AG,
                               as Lead Arrangers




================================================================================

                                    ARTICLE I

                                  Definitions



SECTION 1.01.  Defined Terms.................................................  1
SECTION 1.02.  Terms Generally............................................... 26



                                  ARTICLE II


                                  The Credits

SECTION 2.01.  Commitments................................................... 27
SECTION 2.02.  Loans......................................................... 27
SECTION 2.03.  Borrowing Procedure........................................... 28
SECTION 2.04.  Evidence of Debt; Repayment of Loans.......................... 29
SECTION 2.05.  Fees.......................................................... 29
SECTION 2.06.  Interest on Loans............................................. 29
SECTION 2.07.  Default Interest.............................................. 30
SECTION 2.08.  Alternate Rate of Interest.................................... 30
SECTION 2.09.  Termination and Reduction of Commitments...................... 30
SECTION 2.10.  Conversion and Continuation of Borrowings..................... 31
SECTION 2.11.  Repayment of Borrowings....................................... 32
SECTION 2.12.  Optional Prepayments.......................................... 33
SECTION 2.13.  Mandatory Prepayments......................................... 33
SECTION 2.14.  Reserve Requirements; Change in Circumstances................. 36
SECTION 2.15.  Change in Legality............................................ 37
SECTION 2.16.  Indemnity..................................................... 37
SECTION 2.17.  Pro Rata Treatment............................................ 38
SECTION 2.18.  Sharing of Setoffs............................................ 38
SECTION 2.19.  Payments...................................................... 38
SECTION 2.20.  Taxes......................................................... 39
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances; Duty to
                   Mitigate.................................................  40



                                  ARTICLE III


                        Representations and Warranties

SECTION 3.01.  Representations and Warranties................................ 41
SECTION 3.02.  Reliance on Representations and Warranties.................... 47



                                   ARTICLE IV


                             Conditions of Lending

SECTION 4.01.  Conditions Precedent to Effectiveness of Finance Documents.... 48
SECTION 4.02.  Further Conditions Precedent to Borrowing..................... 48

                                   ARTICLE V


                             Affirmative Covenants

SECTION 5.01.  General Covenants............................................  49
SECTION 5.02.  Reports and Information......................................  53
SECTION 5.03.  Use of Proceeds..............................................  58



                                  ARTICLE VI


                              Negative Covenants

SECTION 6.01.  Negative Pledge............................................... 58
SECTION 6.02.  Disposals..................................................... 58
SECTION 6.03.  Options....................................................... 59
SECTION 6.04.  Change of Business............................................ 59
SECTION 6.05.  Constitutional Documents...................................... 59
SECTION 6.06.  Share Capital................................................. 59
SECTION 6.07.  Dividends and Other Distributions............................. 59
SECTION 6.08.  Subordinated and Intra-Group Debt............................. 60
SECTION 6.09.  Cash Flow Restrictions........................................ 60
SECTION 6.10.  Merger........................................................ 60
SECTION 6.11.  Indebtedness.................................................. 60
SECTION 6.12.  Loans Out..................................................... 60
SECTION 6.13.  Guarantees or Contingent Liabilities.......................... 60
SECTION 6.14.  Treasury Transactions......................................... 61
SECTION 6.15.  Acquisitions.................................................. 61
SECTION 6.16.  Joint Ventures................................................ 61
SECTION 6.17.  Amendments to Finance and Other Documents..................... 61
SECTION 6.18.  Material Adverse Effect....................................... 61
SECTION 6.19.  Arm's Length Terms............................................ 61
SECTION 6.20.  Net Worth..................................................... 61
SECTION 6.21.  Interest Coverage Ratio....................................... 61
SECTION 6.22.  Leverage Ratio................................................ 62
SECTION 6.23.  Minimum Guarantor Coverage.................................... 63
SECTION 6.24.  Senior Net Debt to Consolidated EBITDA........................ 63
SECTION 6.25.  Fixed Charge Coverage Ratio................................... 63
SECTION 6.26.  Maximum Capital Expenditure................................... 64
SECTION 6.27.  Calculations.................................................. 64
SECTION 6.28.  Financial Testing............................................. 65



                                  ARTICLE VII


                               Events of Default




                                 ARTICLE VIII


                           The Administrative Agent

                                  ARTICLE IX


                            Guarantee and Indemnity

SECTION 9.01.  Guarantee and Indemnity......................................  71
SECTION 9.02.  Continuing Guarantee.........................................  71
SECTION 9.03.  Reinstatement................................................  71
SECTION 9.04.  Waiver of Defenses...........................................  71
SECTION 9.05.  Immediate Recourse...........................................  72
SECTION 9.06.  Appropriations...............................................  72
SECTION 9.07.  Deferral of Guarantors' Rights...............................  72
SECTION 9.08.  Additional Security..........................................  73
SECTION 9.09.  Limitations for German Guarantors............................  73
SECTION 9.10.  Limitations for Austrian Obligors............................  74
SECTION 9.11.  Limitations for French Obligors..............................  75
SECTION 9.12.  Limitations for Italian Obligors.............................  75
SECTION 9.13.  Limitations for Spanish Obligors.............................  76
SECTION 9.14.  Limitations for US Obligors..................................  76
SECTION 9.15.  Limitations for Canadian Obligors............................  76
SECTION 9.16.  Additional Guarantors........................................  76



                                   ARTICLE X


                                 Miscellaneous

SECTION 10.01.  Notices...................................................... 77
SECTION 10.02.  Survival of Agreement........................................ 77
SECTION 10.03.  Binding Effect............................................... 78
SECTION 10.04.  Successors and Assigns....................................... 78
SECTION 10.05.  Expenses; Indemnity.......................................... 81
SECTION 10.06.  Right of Setoff.............................................. 83
SECTION 10.07.  Applicable Law............................................... 83
SECTION 10.08.  Waivers; Amendment........................................... 83
SECTION 10.09.  Interest Rate Limitation..................................... 84
SECTION 10.10.  Entire Agreement............................................. 84
SECTION 10.11.  WAIVER OF JURY TRIAL......................................... 85
SECTION 10.12.  Severability................................................. 85
SECTION 10.13.  Counterparts................................................. 85
SECTION 10.14.  Headings..................................................... 85
SECTION 10.15.  Jurisdiction; Consent to Service of Process.................. 85
SECTION 10.16.  Judgment Currency............................................ 86
SECTION 10.17.  Confidentiality.............................................. 87


Schedule 1      Lenders and Commitments
Schedule 2      Existing Competition Law Proceedings
Schedule 3      Existing Indebtedness
Schedule 4      Current Material Subsidiaries
Schedule 5      Original Guarantors

Schedule 6      Permitted Guarantees and Contingent Liabilities
Schedule 7      Existing Security
Schedule 8      Existing Intra-Group Loans
Schedule 9      Conditions Precedent
Schedule 10     Conditions Subsequent to Initial Borrowing
Schedule 11 Conditions Precedent Required to be Delivered by a Proposed Additional Guarantor

Exhibit A       Form of Administrative Questionnaire
Exhibit B       Form of Assignment and Acceptance
Exhibit C-1     Form of Borrowing Request
Exhibit C-2     Form of Interest Election Request
Exhibit C-3     Form of Notice of Prepayment
Exhibit D       Form of Guarantor Accession Letter
Exhibit E       Form of Compliance Certificate
Exhibit F       Form of Intercreditor Agreement
Exhibit G       Form of Security Trust Agreement

                          CREDIT  AGREEMENT  dated as of February 3, 2004 among
                    SGL CARBON AKTIENGESELLSCHAFT, a corporation organized under the laws of Germany (the "Company"), SGL CARBON, LLC, a Nevada limited liability company (the "Borrower"), the Original Guarantors (as defined herein) the Lenders (as defined herein) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands Branch, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.


The parties hereto agree as follows:



                                   ARTICLE I



                                  Definitions

             SECTION  1.1. Defined Terms.   As  used  in  this  Agreement,  the
following terms shall have the meanings specified below:

       "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

       "Acquisition" shall mean (a) the purchase, subscription for or other acquisition of any shares (or other securities or any interest therein) in, or incorporation, formation or organization of, any other company or (b) the purchase or other acquisition of any assets or (without limitation to any of the foregoing) acquisition of any business or interest therein.

       "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(a).

       "Additional EU Competition Law Liabilities" shall mean the fine imposed on the Company or any Group Member by the competition directorate of the European Commission in the amount of e23,600,000 in relation to the EU Competition Law Proceedings.

       "Additional Guarantor" shall mean a person that becomes an Additional Guarantor in accordance with Section 9.16.

       "Administrative   Questionnaire"   shall    mean    an    administrative
questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

       "Affiliate" shall mean, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

       "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

       "Amortization and Other Payments" shall mean, in respect of any Relevant Period, the aggregate of (a) all repayments, prepayments and other payments of principal and premium paid or falling due in respect of the Senior Facilities (but excluding any amounts paid or falling due under the Revolving Credit Facility and capable of being simultaneously redrawn under the terms of the German Credit Agreement), and (b) all repayments, prepayments and other payments of principal paid or falling due in respect of any other Financial Indebtedness (other than in respect of Subordinated Debt) of any Group Member (but excluding Intra-Group Loans and any amounts paid or falling due under any overdraft or revolving credit facility and capable of being simultaneously redrawn under the terms of the relevant facility) and (c) the amount of cash dividends or distributions paid in respect of that period.

       "Applicable Percentage" shall mean (a) with respect to any Eurodollar Loan, 3.00%, or (b) with respect to any ABR Loan, 2.00%.

       "Approved Bank" shall mean any bank which is an authorized banking institution under applicable legislation and whose debt securities are rated at least A1 by Moody's or A+ by S&P, or as the Administrative Agent may approve.

       "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

       "Authorization"  shall   mean   an   authorization,  consent,  approval,
resolution, license, exemption, filing or registration.

       "Availability Period" shall mean the period from and including the Signing Date to and including February 23, 2004.

       "Bafin" shall mean Bundesanstalt f{u"}r Finanzdienstleistungsaufsicht.

       "Banking Day" shall mean, in relation to a place, a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business and for dealings in foreign exchange and foreign currency deposits in that place.

       "Base Financial Statements" shall mean (a) the consolidated financial statements of the Group for the financial year ended December 31, 2002, prepared by the Company and audited by BDO and (b) the unaudited consolidated interim financial statements of the Company as of and for the nine months ended September 30, 2003.

       "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

       "BDO"      shall      mean      Deutsche      Warentreuhand      AG     -
Wirtschaftspr{u"}fungsgesellschaft.

       "Borrowing" shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

       "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03.

       "Bridge Arrangers" shall mean Credit Suisse First Boston International and Deutsche Bank AG London.

       "Bridge Lenders" shall mean the lenders making available the Bridge Loan from time to time.

       "Bridge Loan" shall mean the loan agreement to be entered into by, inter alia, the Company as borrower and Credit Suisse First Boston International and Deutsche Bank AG London as lenders, providing for bridge loans in an amount of up to e270,000,000, as amended from time to time.

       "Bridge Loan Agent" shall mean Credit Suisse First Boston International, as agent with respect to the Bridge Loan.

       "Bridge Loan Documents" shall mean the Bridge Loan, the Intercreditor Agreement, the Exchange Notes Indenture, the Exchange Notes Registration Rights Agreement, the Exchange Notes Escrow Agreement, any fee letter, any security document, any accession letter, any hedging agreement, any transfer certificate, any subfacility document and any other document designated as such by the Bridge Loan Agent and the Company and "Bridge Loan Document" means any of them.

       "Budget" shall mean with respect to each financial year commencing on or after January 1, 2004, the latest annual budget delivered by the Company to the Administrative Agent pursuant to Section 5.02(f).

       "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

       "Canadian Competition Law Liabilities" shall mean the fines imposed on the Company or any Group Member by the Canadian antitrust authorities in relation to Existing Competition Law Proceedings in Canada in the outstanding amount of Canadian Dollars 6,000,000 as of the Signing Date.

       "Canadian Dollar" shall mean lawful money of Canada.

       "Capital Expenditure" shall mean any capital expenditure that should in accordance with IFRS or the Relevant GAAP be treated as capital expenditure in the audited consolidated financial statements of the Group.

       "Cartel  Deposit  Account"  shall  mean  the   account  of  the  Company
established with Deutsche Bank, Augsburg Branch to fund the Additional EU Competition Law

Liabilities, the Canadian Competition Law Liabilities, any civil lawsuits settled in 2004 up to an amount of Euro 3,000,000, and the US Competition Law Liabilities, in each case including interest accruing thereon and currency hedging losses with respect thereto up to the amount of e125,300,000 (or its equivalent in another currency or currencies), over which the Lenders are granted first ranking and the Bridge Lenders are granted second ranking security.
       "Cartel Deposit Account Agreement" shall mean the agreement establishing the Cartel Deposit Account.

       "Cash" shall mean (i) cash in hand, (ii) any credit balance on any current, savings or deposit account with any Approved Bank that is repayable on demand or upon not more than 90 days' notice and (iii) all such cash held in the Cartel Deposit Account and Convert Deposit Account.

       "Cash Collateral" shall mean, in relation to any Letter of Credit (as defined in the German Credit Agreement), a cash deposit in an interest-bearing account or accounts with the European Facility Agent (or such other financial institution reasonably acceptable to the European Facility Agent) in the name of the Company (and identified as a Cash Collateral account), that cash deposit and account to be secured in favor of the Security Agent and the relevant lenders under the German Credit Agreement on terms and conditions acceptable to the European Facility Agent and the Security Agent.

       "Cash Collateral Documents" shall mean any documents, as the European Facility Agent and the Security Agent may specify, to be entered into in relation to the Cash Collateral.

       "Cash Equivalents" shall mean (a) debt securities that are not convertible into any other form of security, rated or issued by any person rated Al or better by Moody's or A+ or better by S&P and not issued or guaranteed by any Group Member, (b) certificates of deposit issued by, and acceptances by, banking institutions authorized under applicable legislation which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in clause (a) above, (c) such other securities (if any) as are approved as such in writing by the Administrative Agent (acting on the instructions of the Required Lenders) and (d) which, in each case, have no more than 12 months to final maturity, other than moneys held in the Convert Deposit Account which may be held until the redemption of the Convertible Bonds.

       "Cash Flow from Investing Activities" shall have the meaning given to it in IFRS.

       "Cash Flow from Operating Activities" shall have the meaning given to it in IFRS.

       A "Change of Control" shall occur if any person or group of persons acting in concert gains control of the Company or becomes a Holding Company of
the  Company.   For  purposes  of this definition, "control" shall mean (a) the holding of more than 50% of the issued share capital of the Company or (b) the possession, directly or indirectly, of the power (whether by way of ownership, shares, proxy, contract, agency or otherwise) to (i) cast, or direct the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the shareholders of the Company, (ii) appoint or remove all, or the majority of, the directors or other equivalent officers of the Company, or (iii) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers thereof are obliged to comply with. For purposes of this definition, "persons acting in concert" shall comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to obtain or consolidate control of an entity.
       "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Government Agency after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14, by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Government Agency made or issued after the date of this Agreement.

       "Charged Assets" shall mean any assets of any Obligor that are secured in favor of the Security Agent and/or the other Finance Parties and/or the Subordinated Finance Parties pursuant to the Security Documents or any of them.

       "Closing  Date"  shall  have  the  meaning  assigned  to  such  term  in
Section 2.01.

       "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

       "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make a Loan hereunder as set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

       "Commitment  Fees"  shall  have  the  meaning assigned to such  term  in
Section 2.05(b).

       "Competition Law Liabilities" shall mean the fines imposed on the Company or any Group Member by any relevant court or authority in relation to Existing Competition Law Proceedings.

       "Consolidated EBITDA" shall mean, in respect of any Relevant Period, consolidated net pre-taxation profits of the Group for such Relevant Period adjusted by adding back (without duplication) (a) Net Interest Costs, (b) any amount attributable to the depreciation of tangible assets or impairment of shareholdings, (c) any amount attributable to the amortization and/or impairment of goodwill, intellectual property and other intangible assets, (d) any amount attributable to net write-offs of tangible fixed assets, inventory and deferred tax assets including but not limited to as a consequence of impairment tests or restructuring measures and (e) any amount attributable to the provisions taken for the Competition Law Liabilities and for any other future competition law related fines.

       "Convert Deposit Account" shall mean the account of the Company established with Credit Suisse First Boston, Frankfurt Branch to fund the repurchase of the Convertible Bond, over which the Lenders are granted first ranking and the Bridge Lenders, if any, are granted second ranking security.

       "Convert   Deposit   Account  Agreement"  shall   mean   the   agreement
establishing the Convert Deposit Account.

       "Convertible Bond(s)" shall mean, collectively, the 3.5% convertible bonds issued by the Company in 2000 and due in 2005.

       "Dangerous Substance" shall mean any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

       "Debt Issue" shall mean any issue after the Signing Date of public or privately placed debt securities of any Group Member.

       "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

       "Dormant Company" shall mean each Group Member (a) which has been dormant since its incorporation or since the end of its previous financial year and (b) the value of whose total gross assets is less than e100,000 (or its equivalent in another currency or currencies).

       "Eligible Purpose" shall mean to (a) fund e125,300,000 (or its equivalent in another currency or currencies) into the Cartel Deposit Account and/or (b) fund an amount sufficient to fund the principal and interest (through maturity) of the Convertible Bonds (expected to be e143,000,000) into the Convert Deposit Account and/or (c) refinance amounts outstanding under the Existing Credit Agreement.

       "Employee  Plan"  shall  mean  an "employee benefit plan" as defined  in
Section 3(3) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of a U.S. Group Member or any ERISA Affiliate.

       "Environment" shall mean all, or any of, the following media: the air (including the air within buildings and the air within other natural or man-made structures above or below ground), water (including ground and surface water) and land (including surface and sub-surface soil).

       "Environmental Claim" shall mean any claim by any person (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law or (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

       "Environmental Contamination" shall mean each of the following and their consequences: (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, leased, occupied or used by any Group Member into any part of the Environment, (b) any accident, fire, explosion or sudden event at any site owned, leased, occupied or used by any Group Member which is directly or indirectly caused by or attributable to any Dangerous Substance or (c) any other pollution of the Environment.

       "Environmental Law" shall mean all laws (including common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

       "Environmental License" shall mean any permit, license, authorization, consent or other approval required by any Environmental Law.

       "Equity Issue" shall mean any issue of shares by any Group Member or any issue or grant of rights to subscribe for shares in any Group Member, other than any issue of shares or rights to subscribe for shares under a stock option or similar program of the Company, whereby such issue or granting of rights is funded through cash payments provided by any third party not being a Group Member.

       "ERISA" shall mean the U.S. Employee Retirement Income Security Act of 1974 or any successor legislation to that Act and the regulations promulgated and rulings issued under that Act or any such successor legislation.

       "ERISA Affiliate" shall mean any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is a member of a U.S. Group Member's controlled group, or under common control with a U.S. Group Member, within the meaning of section 414(b) or (c) of the Code.

       "ERISA Event" shall mean (a) any reportable event, as defined in section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of section 403(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA shall be a reportable event for the purposes of this clause (a) regardless of the issuance of any waivers in accordance with section 412(d) of the Code) or the requirements of subsection (1) of section 403(b) of ERISA (taking into account subsection (2) of such section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11) (12) or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days; (b) the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under section 4041(c) of ERISA; (c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan; (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an Encumbrance under section 412 of the Code or section 302 of ERISA; and (e) an engagement in a non-exempt prohibited transaction within the meaning of section 4795 of the Code or section 406 of ERISA which upon the occurrence of any of the events described in clauses (a) to (c) (inclusive) above could reasonably be expected to have a Material Adverse Effect.

       "EU Competition Law Liabilities" shall mean the Original EU Competition Law Liabilities and the Additional EU Competition Law Liabilities.

       "EU Competition Law Proceedings" shall mean the Existing Competition Law
Proceedings  initiated   by   the   competition  directorate  of  the  European
Commission.

       "Euro" or "e" shall mean the lawful currency of the member states of the European Union that adopted a single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

       "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

       "Event  of Default" shall have the meaning  assigned  to  such  term  in
Article VII.

       "Excess Cash Flow" shall mean, in respect of any financial year of the Group, consolidated Cash Flow from Operating Activities, adding back any amounts paid in respect of the US Competition Law Liabilities, the Canadian Competition Law Liabilities, the EU Competition Law Liabilities to the extent paid from the Cartel Deposit Account, and any civil lawsuits settled in 2004 up to an amount of e3,000,000, less (a) Acquisitions and Capital Expenditure for that financial year and (b) Amortization and Other Payments during that financial year.

       "Exchange Notes" shall mean the high yield exchange notes issued or to be issued by the Issuer in exchange for Bridge Loans, escrowed on the Closing Date, and issued in accordance with the terms of the Bridge Loan and the related Bridge Loan Documents; provided that such high yield exchange notes are subject to the terms of, and issued in accordance with the provisions set forth in the Intercreditor Agreement.

       "Exchange Notes Escrow Agent" shall mean the entity named as escrow agent under the Exchange Notes Escrow Agreement.

       "Exchange Notes Escrow Agreement" shall mean the escrow agreement to be dated the Closing Date, relating to the escrow of the Exchange Notes on the Closing Date, among the Company, the Issuer, the Bridge Loan Agent, the Exchange Notes Trustee and the Exchange Notes Escrow Agent.

       "Exchange Notes Indenture" shall mean the indenture governing the Exchange Notes, to be dated the Closing Date, among the Issuer, the Exchange Notes Trustee and the Subordinated Guarantors.

       "Exchange Notes Investors" shall mean the noteholders of the Exchange Notes from time to time.

       "Exchange Notes Registration Rights Agreement" shall mean the registration rights agreement, to be dated the Closing Date, relating to the registration of the Exchange Notes with the United States Securities and Exchange Commission.

       "Exchange Notes Security Agent" shall mean the entity or entities named as security agent for the Exchange Notes Investors under the Exchange Notes.

       "Exchange Notes Trustee" shall mean The Bank of New York as the trustee for the Exchange Notes Investors under the Exchange Notes.

       "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located (or, in the case of any Lender, in which its applicable lending office is located), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than as an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.20(a) or (ii) is attributable to, or would not be payable other than for, such Foreign Lender's failure to comply with Section 2.20(e).

       "Existing Competition Law Proceedings" shall mean the competition law related litigation, civil lawsuits and/or other proceedings of or before any court or agency set out in Schedule 2.

       "Existing Credit Agreement" shall mean the Term Facilities and Revolving Credit Agreement dated December 20, 2002, among the Company, the entities listed in Part I of Schedule 1 to that agreement, Deutsche Bank AG, Dresdner Kleinworth Wasserstein, the Investment Banking Division of Dresdner Bank AG, the financial institutions listed in Part II of Schedule I to that agreement and Deutsche Bank Luxembourg S.A.

       "Existing Indebtedness" shall mean the Financial Indebtedness of the Group outstanding on the Signing Date as set forth in Schedule 3.

       "European Facility Agent" shall mean Deutsche Bank Luxembourg S.A.

       "Facility" shall mean the senior secured credit facility documented by this Agreement.

       "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

       "Fee Letter" shall mean the letter agreement dated on or prior to the Signing Date between the Company and the Administrative Agent, setting out the Administrative Agent Fees.

       "Fees" shall mean the Commitment Fees and the Administrative Agent Fees.

       "Finance Documents" shall mean this Agreement, the German Credit Agreement, the Intercreditor Agreement, any Fee Letter, any Security Document, the Convert Deposit Account Agreement, the Cartel Deposit Account Agreement, any Guarantor Accession Letter, any Hedging Agreement, any Transfer Certificate (as defined in the German Credit Agreement), any Subfacility Document (as defined in the German Credit Agreement) and any other document designated as such by the Administrative Agent and the Company, and "Finance Document" shall mean any of them.

       "Finance Parties" shall mean the Documentation Agent (as defined in the German Credit Agreement), the Administrative Agent, the European Facility Agent, the Security Agent, the Lead Arrangers, an Issuing Bank, a Subfacility Bank (as defined in the German Credit Agreement), a Hedge Counterparty and the Senior Lenders and "Finance Party" means any of them.

       "Financial Covenants" shall mean the covenants in Sections 6.20, 6.21, 6.22, 6.23, 6.24, 6.25 and 6.26 (together with the related calculation and testing conventions in Sections 6.27 and 6.28).

       "Financial Indebtedness" shall mean any indebtedness for or in respect of: (a) moneys borrowed and debt balances at banks, (b) any amount raised by acceptance under any acceptance credit facility, (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the
Relevant   GAAP   or   IFRS,   be  treated  as  a  finance  or  capital  lease,
(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis), (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing, (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account), (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, (i) any amount raised by the issue of redeemable shares,
(j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance, (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above; however, for the avoidance of doubt not including any deferred payment arrangements of 180 days or less with trade creditors as customary in the industry and (l) (without double counting) the amount of any liability of third parties in respect of any of the items referred to in paragraphs (a) to (j) above, secured over assets of any Group Member.

       "Financial Quarter" shall mean each of those periods of approximately thirteen weeks ending on any Quarter Date in each financial year.

       "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

       "Funding Loans" shall mean one or more loans from the Issuer (as lender) to the Company (as borrower), in an amount equal to the principal amount of the High Yield Notes which is made subject to the terms of, and in accordance with, the Intercreditor Agreement.

       "German Credit Agreement" shall mean the Term Facilities and Revolving Credit Agreement dated February 3, 2004 among the Company, the entities listed in Part I of Schedule 1 to that agreement, Credit Suisse First Boston, Bayerische Landesbank, Deutsche Bank Luxembourg S.A., Dresdner Bank AG and the financial institutions listed in Part II of Schedule I of that agreement.

       "German Facilities" shall mean the senior secured credit facilities documented by the German Credit Agreement.

       "Government Agency" shall mean (a) a government or government department or other body, (b) a governmental, semi-governmental or judicial person or
(c) a person (whether autonomous or not) who is charged with the administration of a law under statute or the rules of any stock exchange.

       "Granting Lender" shall  have  the  meaning  assigned  to  such  term in
Section 10.04(i).

       "Group" shall mean the Company and its Subsidiaries from time to time.

       "Group Member" shall mean the Company and any Subsidiary from time to time.

       "Group Structure Chart" shall mean a group structure chart of the Group, in agreed form, delivered by the Company to the Administrative Agent pursuant to Article IV.

       "Guaranteed Party" shall  have  the  meaning  assigned  to  such term in
Section 9.01.

       "Guarantor" shall mean an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with this Agreement.

       "Guarantor Accession Letter" shall mean a document substantially in the form set out in Exhibit D.

       "Hedge Counterparty" shall mean any financial institution that is a party to an outstanding Hedging Agreement with any Group Member from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Hedge Counterparty will
benefit  from  the   Transaction   Security  up  to  its  Hedge   Counterparty's
Participation  Amount as notified by the Company.  The Security  Agent will keep
updated  lists  of  the  Hedging   Counterparties  and  their  respective  Hedge
Counterparty's Participation Amounts by means of the list of Secured Parties maintained pursuant to the Security Trust Agreement.

       "Hedge Counterparty's Participation Amount" has the meaning ascribed to such term in the Security Trust Agreement.

       "Hedging Agreements" shall mean each of the agreements entered into or to be entered into between certain Group Members and hedge counterparties for the purpose of hedging interest rate liabilities and currency risks in accordance with Section 5.01(n).

       "High Yield Indenture" shall mean the indenture under which the High Yield Notes are issued.

       "High Yield Investors" shall mean the High Yield Trustee and the holders of the High Yield Notes from time to time.

       "High Yield Notes" shall mean the 8- 1/2% Senior Notes due 2012 in an aggregate principal amount of e270,000,000 issued or to be issued by the Issuer, provided that such high yield notes are issued in accordance with the Intercreditor Agreement.

       "High Yield Trustee" shall mean The Bank of New York as the trustee under the High Yield Indenture.

       "Hitco Options" shall mean the option exercisable under a shareholders agreement between Hitco Carbon Composites, Inc. and Paul W. Pendorf as described in more detail in the annual report on Form 20-F filed with the Securities and Exchange Commission on July 1, 2002, provided that, for the avoidance of doubt, all such options exist in respect to shares in Hitco Carbon Composites, Inc. only and there are no options relating to the shares of the Borrower.

       "Holding Company" shall mean, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

       "IFRS"  shall  mean  international   financial  reporting  standards  as
promulgated by the International Accounting Standards Board and consistently applied.

       "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

       "Information Memorandum" shall mean the document dated January 2004, concerning the Company and the Group which, at the Company's request and on its behalf, has been prepared in relation to this transaction, agreed between the Lead Arrangers and the Company, approved by the Company and distributed by the Lead Arrangers prior to the Signing Date to the Lenders.

       "Insurance Proceeds" shall mean the total proceeds of any insurance claim intended to compensate for damage to any asset or interruption of business received by any Group Member, after deducting (a) any reasonable out-of-pocket expenses incurred by any Group Member in relation to such a claim, (b) proceeds relating to third party claims which are applied towards meeting such claims and (c) Taxes paid (or reasonably estimated to be payable) by any Group Member in respect of such claims.

       "Intellectual Property" shall mean any and all rights and interests existing now or in the future in any part of the world in or relating to registered and unregistered trade marks and service marks, domain names, patents, registered designs, utility models, trade names, business names, titles, registered or unregistered copyrights in published and unpublished works, unregistered designs, inventions registered or unregistered, data base rights, know-how, any other intellectual property rights and any applications for any of the foregoing and any goodwill therein.

       "Intellectual Property Rights" shall mean any Intellectual Property owned by any Group Member.

       "Intercreditor Agreement" shall mean the intercreditor agreement, substantially in the form set out in Exhibit F among, inter alia, the Security Agent, the Company, the Obligors, the Issuer, the Hedge Counterparties, the Secured Creditors and (upon accession) the High Yield Trustee and the Bank of New York, as trustee for the holders of the Convertible Bonds, setting out certain subordination, delayed maturity and blockage provisions in favor of the Senior Lenders.

       "Interest Coverage Ratio" shall mean, for any Relevant Period, the ratio of Consolidated EBITDA for such period to Net Interest Expense for such period.

       "Interest Payable" shall mean, in respect of any Relevant Period, the aggregate amount of interest (including the interest element of leasing and hire purchase payments), expenses (cash or non-cash), commission, fees, discounts and other finance charges of any nature payable (whether or not paid, payable or capitalized) by any Group Member (including any commission, fees, discounts and other finance charges payable by any Group Member under any interest rate hedging arrangement) but after deducting any commission, fees, discounts and other finance charges receivable by any Group Member under any interest rate hedging arrangement, and deducting any fees and costs paid in connection with the transactions contemplated by this Agreement, the German Credit Agreement, the Bridge Loan and the High Yield Notes.

       "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

       "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

       "Intra-Group Loan" shall mean any loan between Group Members other than the Funding Loan.

       "Intra-Group Loan Document" shall mean any document, in the agreed form, setting out the terms on which an Intra-Group Loan is to be made available in accordance with the terms of this Agreement.

       "Issuer" shall mean (a) SGL Carbon Luxembourg S.A., a wholly-owned, special purpose direct Subsidiary of the Company incorporated in Luxembourg, formed to issue the High Yield Notes or (b) any other issuer of the High Yield Notes.

       "Issuing Banks" shall mean an "Issuing Bank" under and as defined in the German Credit Agreement.

       "Joint Venture" shall mean any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

       "Lead Arrangers" shall mean Credit Suisse First Boston, Deutsche Bank AG and Dresdner Bank AG.

       "Lenders" shall mean (a) the persons listed on Schedule 1 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance.

         "Leverage Ratio" shall mean, for any Relevant Period, the ratio of Total Net Debt on the last day of that period to Consolidated EBITDA for that period.

       "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which dollar deposits are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the

Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

       "Loans" shall mean the Loans made by the Lenders to the Borrower pursuant to this Agreement. Each Loan shall be a Eurodollar Loan or an ABR Loan.

       "Management and Employee Benefit Plans" shall mean (a) the stock option plan, the matching shares plan, the share bonus plan and the employee share ownership plan, each relating to shares in the Company and each adopted in the ordinary shareholders' meeting of the Company on April 27, 2000, and (b) the stock option plan relating to shares in Hitco Carbon Composites, Inc., adopted in January 2002, each as described in more detail in the annual report on Form 20-F filed by the Company with the U.S. Securities and Exchange Commission on July 1, 2002.

       "Material Adverse Change" shall mean any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

       "Material Adverse  Effect"  shall  mean  a  material  adverse  effect on
(a) the business, operations, assets, condition (financial or otherwise) or prospects of the Group taken as whole; (b) the ability of any Obligor to perform and comply with its obligations under any Finance Document; (c) the validity, legality or enforceability of any Finance Document or any rights or remedies of any Finance Party under any Finance Document; or (d) the validity, legality or enforceability of any Security created pursuant to the Security Documents or on the priority or ranking of any such Security.

       "Material Subsidiary" shall mean (a) any company listed in Schedule 4 and (b) any Group Member having more than 5% of EBITDA and/or turnover of the Group by reference to the most recent respective annual audited financial statements. For purposes of this definition:

               (i) the (A) turnover or (B) EBITDA of a Subsidiary of the Group will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

               (ii) if a company becomes a Group Member after the Closing Date, the (A) turnover or (B) EBITDA of that company will be determined as set out in its latest audited financial statements as at the date it becomes a Group Member and based on the most recently available financial information of the Group, adjusted to give pro forma effect to the acquisition of such company;

               (iii) in relation to a Group Member which has acquired or disposed of a company or business the (A) turnover or (B) EBITDA of that Group Member will be determined from its latest audited financial statements adjusted to reflect such acquisition or disposals; and

               (iv) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Group, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary. The subsequent financial statements of such Subsidiaries and the Group will be used for determining the status of the relevant Subsidiaries as Material Subsidiaries.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company's appointed auditors will be, in the absence of manifest error, conclusive.

       "Maturity Date" shall mean December 31, 2009.

       "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

       "Multiemployer  Plan"  shall  mean a "multiemployer plan" as defined  in section 4001(a)(3) of ERISA, maintained or contributed to for employees of a U.S. Group Member or any ERISA Affiliate.

       "Net Interest Costs" shall mean, for any Relevant Period, Interest Payable for such period, but after deducting any non-cash interest, interest receivable or accrued during such period by any Group Member on any cash deposit or bank account or on any Cash Equivalents.

       "Net Interest Expense" shall mean Net Interest Costs less (a) imputed or actual interest on the U.S. Department of Justice fines and interest accrued or imputed interest on European Commission fines, (b) interest on pension provisions and (c) amortization of capitalized debt financing costs, in each case accrued or recognized during such period.

       "Net Proceeds" shall mean, in relation to (a) any disposal of an asset by a Group Member, the total proceeds of such disposal received by such Group Member, after deducting (i) any out-of-pocket costs and expenses incurred by any Group Member in respect of such disposal, (ii) the unpaid balance on the date of such disposal of any Permitted Indebtedness which must be repaid by the seller on such disposal (together with any premium, interest or fees required to be paid in connection therewith), (iii) Taxes paid (or reasonably estimated to be payable) by any Group Member in connection with such disposal and (iv) in the case of a disposal effected by a Group Member other than the Borrower, such provision as is reasonable for all costs and Taxes incurred by the Group and fairly attributable to upstreaming the cash proceeds or making any distribution in connection with such proceeds to enable them to reach the Company or a borrower under the German Credit Agreement by such means as results in the lowest possible liability in respect of such costs and Taxes and (b) any Debt Issue and/or any Equity Issue by a Group Member, the total proceeds of such issue received by such Group Member, after deducting (i) any out-of-pocket costs and expenses incurred by any Group Member in respect of such issue and
(ii) Taxes paid (or reasonably estimated to be payable) by any Group Member in connection with such issue.

       "Net Worth" shall mean the shareholders' equity, including capital stock, additional paid-in capital (other than shares which are expressed to be redeemable), retained earnings and minority interest as reflected in the relevant consolidated balance sheet of the Group, adjusted (a) to disregard any capital gains and losses from disposals made after September 30, 2003, (b) to disregard the impacts of the conversion of the relevant amounts in respect of any non-German Subsidiaries from the original reporting currency into Euro,
(c) to disregard impairments and other write-offs in respect of goodwill and other intangible assets and (d) to disregard movements on deferred tax assets resulting from extraordinary items to the extent the same occur after September 30, 2003. For the purpose of this definition, adjustments made pursuant to clauses (b) and (c) over the lifetime of the Facility shall not exceed *60,000,000 in the aggregate.

       "Obligor" shall mean the Borrower, the Company and each other Guarantor.

       "Original EU Competition Law Liabilities" shall mean the fines imposed on the Company or any Group Member by the competition directorate of the European Commission in the amounts of e80,200,000 and e27,750,000 in relation to the EU Competition Law Proceedings.

       "Original Guarantor" shall mean the companies listed in Schedule 5 as original guarantors.

       "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Finance Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Finance Document.

       "PBGC" shall mean the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

       "Perfection Requirements" shall mean the execution of any Security Document and the making of appropriate registrations, transfers of possession or endorsements of the Security Documents as specifically contemplated by any legal opinion to be delivered in accordance with Article IV.

       "Permitted Acquisition" shall mean Acquisitions (a) made in the ordinary course of business; and/or (b) where the consideration for all such Acquisitions in the aggregate does not exceed e10,000,000 (or its equivalent in another currency or currencies) per annum, provided that such limitation shall not apply as long as (i) the Leverage Ratio (as tested quarterly against the Company's latest consolidated financial statements on a four quarter rolling basis) will be less than 3.0:1.0; (ii) on a pro forma basis for such Acquisition the Leverage Ratio is at least 0.25 lower than the applicable ratio set out opposite the relevant Quarter Date in Section 6.22 and (iii) there is at least e10,000,000 of unused commitments, available under the Revolving Credit Facility; and/or (c) where the consideration for all such Acquisitions in aggregate does not exceed 25% of the Net Proceeds of any Equity Issue (other than the Rights Issue) realized after the Signing Date; provided that where any assets are so acquired by the relevant Group Member such assets are not subject to any material liabilities or to Security other than Permitted Security.

       "Permitted Disposal" shall mean (a) disposals of inventory made on customary terms in the ordinary course of trading of the disposing entity,
(b) disposals of assets in exchange for other assets comparable or superior as to type, value and quality, (c) disposals between Group Members provided that if the assets disposed of are pledged or assigned in favor of the Security Agent they remain subject to the same or equivalent security after the disposal and further provided that this clause (c) will not permit a disposal by an Obligor or its Subsidiary to a Group Member which is not an Obligor or its Subsidiary, (d) disposals on arm's length terms of any surplus or obsolete or worn-out assets which in the reasonable opinion of the Group Member making the disposal are not required for the efficient operation of the business of the Group as a whole or by any Group Member, (e) disposals of Cash Equivalents, other than Cash Equivalents deposited in the Convert Deposit Account or the Cartel Deposit Account, on arm's length terms for Cash or in exchange for Cash Equivalents, (f) disposals of Cash, other than Cash deposited in the Convert Deposit Account or the Cartel Deposit Account, where such disposal is not otherwise prohibited by the Finance Documents, (g) disposals constituted by the creation of any Permitted Security, (h) a sale or securitization of receivables on a non-recourse basis only to the extent that it is entered into with the prior written consent of the Required Lenders, such consent not to be unreasonably withheld, (i) any disposal of land and/or buildings of SGL Carbon AG, Werk Ringsdorff, Werksteil Nord in Bonn, relating to the real estate registered with Amtsgericht Bonn, Grundbuchamt Lannesdorf, Blatt 01105, Flur 2, Flurst{u"}cke 972, 968, 967, laufende Nummer 3, 4 and 5, Amtsgericht Bonn, Grundbuchamt Muffendorf, Blatt 0488, Flur 3, Flurst{u"}cke 418/69, 1127, 1217, 1276, 1279,
laufende Nummer 2, 8, 9, 10, 12, (j) disposals of Cash or Cash Equivalents in the Convert Deposit Account to purchase Convertible Bonds in the Tender Offer or in the open market (at a price no higher than par) after completion of the Tender Offer, and to redeem or repay the Convertible Bonds at maturity, (k) disposals of Cash or Cash Equivalents in the Cartel Deposit Account to satisfy the Additional EU Competition Law Liabilities and the U.S. Competition Law Liabilities; or (l) disposals where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under clauses (a) to (k) above) does not exceed e25,000,000 (or its equivalent in another currency or currencies) in any financial year.

       "Permitted Guarantees and Contingent Liabilities" shall mean (a) any guarantees and indemnities required by the Finance Documents, (b) any guarantees and indemnities given by any Group Member in the ordinary course of and on terms customary in its business in respect of obligations not constituting Financial Indebtedness, (c) any guarantees constituting Permitted Indebtedness, (d) any guarantees issued by any Group Member in respect of liabilities of an Obligor, or a Subsidiary of an Obligor which are secured by any Security specified in the form of Security Trust Agreement, (e) any guarantee or indemnity given by any Group Member for the benefit of the lenders under the German Credit Agreement, provided that the same guarantee or indemnity, ranking equally, has been or will concurrently therewith be provided for the benefit of the Lenders, (f) any guarantee for the benefit of the Subordinated Creditors, provided that a guarantee substantially on the same terms (other than with respect to its subordination) has been or will concurrently therewith be issued for the benefit of the Senior Lenders and that such Subordinated Guarantee is provided subject to the terms of, and in accordance with, the Intercreditor Agreement, (g) any guarantee for the benefit of the holders of the Convertible Bonds, provided that the same guarantee, ranking equally, has been or will concurrently therewith, be provided for the benefit of the Subordinated Creditors and that such guarantee is provided subject to the terms of, and in accordance with, the Intercreditor Agreement and (h) any guarantees and indemnities to which the Administrative Agent (acting on the instructions of the Required Lenders) shall have given its prior written consent.

       "Permitted   Indebtedness"   shall   mean  any  Financial   Indebtedness
(a) arising  under  or  permitted  pursuant  to the  Finance  Documents  in  an
aggregate  principal  amount  at  any  time  outstanding   not   in  excess  of
$116,000,000 (in respect of this Agreement) and
e227,000,000 (in respect of the other Finance Documents), (b) that is subordinated on terms acceptable to the Required Lenders (acting reasonably),
(c) pursuant to the Convertible Bonds, (d) arising under Permitted Loans, (e) arising under Permitted Guarantees and Contingent Liabilities, (f) arising under and permitted by Section 6.14 and Section 5.01(n), (g) to which the Required Lenders shall have given their prior written consent, (h) incurred under leasing arrangements existing at the Signing Date in an amount not exceeding a net present value of e5,000,000 at any time, (i) incurred for leasing arrangements over assets in the ordinary course of business in an amount not exceeding a net present value of e5,000,000 at any time, (j) incurred by the Issuer in respect of the High Yield Notes and the Exchange Notes, (k) incurred by an Obligor other than the Company, individually in an amount not exceeding e2,000,000 at any time and in aggregate in an amount not exceeding e20,000,000 at any time (which may also be guaranteed by the Company), (l) incurred by a Group Member that is not an Obligor, individually in an amount not exceeding e5,000,000 at any time and in aggregate in an amount not exceeding e30,000,000 at any time (which may also be guaranteed by the Company), (m) incurred by the Company under the Bridge Loan or the Funding Loan, provided that such Financial Indebtedness is subordinated pursuant to the Intercreditor Agreement to the obligations under this Agreement,
(n) in the case of the acquisition of Fortafil, an amount not exceeding e10,000,000 of state subsidized Financial Indebtedness of such company, (o)
incurred with banks or financial institutions providing lines for commercial letters of credit and guarantees (including confirmations and avals) (but only insofar as they are not securing Financial Indebtedness in excess of e10,000,000 in the aggregate (or its equivalent in another currency or currencies)) for the Group and having registered the maximum amount and tenor of such lines (with the approval of the Company) with the Security Agent provided that the aggregate amount of such lines shall not at any time be in excess of e90,000,000 (or its equivalent in another currency or currencies), which banks or financial institutions are at the Signing Date or at any time thereafter a creditor and accede to the Security Trust Agreement and therefore benefit from the Transaction Security as a Secured Creditor provided that any such creditor shall cease to be a Secured Creditor if (i) the Company so notifies the Security Agent and (ii) such Secured Creditor confirms in writing to the Security Agent that all claims in respect to the relevant Financial Indebtedness incurred have been satisfied in full, (p) incurred by SGL Carbon Polska and SGL Angraph SP.ZO.O., both Poland, in an aggregate amount of Polish Zloty 60,000,000, granted by BNP Paribas Bank Polska S.A., Poland, pursuant to the credit facility agreement dated December 6, 2000, as amended by an amendment agreement dated December 18, 2003, providing for a facility not maturing before December 30, 2008, under which no repayments are to be made prior to such maturity date (other than Polish Zloty 10,000,000 to be repaid on December 31, 2007, and (q) not falling within clauses (a) to (p) above provided that the aggregate amount of Financial Indebtedness falling within this clause (q) does not exceed e25,000,000 (or its equivalent in another currency or currencies) at any time and provided further that at no time shall the aggregate amount of Financial Indebtedness falling within clauses (k), (l) and (o) exceeds e50,000,000 (or its equivalent in another currency or currencies).

       "Permitted Joint Ventures" shall mean Joint Ventures where the aggregate amount of net assets transferred to the Joint Venture does not exceed e10,000,000 per annum.

       "Permitted Loans" shall include (a) trade credit given by any Group Member in the ordinary course of and on terms customary in its business, (b) any loans to employees under benefit schemes provided that such loans do not exceed e5,000,000 at any time, (c) any Intra-Group Loan, provided that (i) such Intra-Group Loan is specified in the Group Structure Chart, (ii) no Security is taken by the Intra-Group lender in respect to such Intra-Group Loan, (iii) the borrower of such Intra-Group Loan is an Obligor and the lender is another
Obligor or, provided that the claims under such Intra-Group Loan are subordinated to the obligations under the Senior Facilities pursuant to a written agreement to that effect, in form and substance satisfactory to the Administrative Agent, a non-Obligor, (iv) the borrower of such Intra-Group Loan is a non-Obligor, the lender is an Obligor and the aggregate outstandings from such Intra-Group Loans do not exceed e40,000,000 at any time or (v) neither the borrower nor the lender of such Intra-Group Loan are Obligors, (d) the Funding Loans and (e) any loans to which the Required Lenders shall have given their prior written consent.

       "Permitted Merger" shall mean any merger between the following companies, provided that any Security granted by the merged companies shall continue to be fully effective (where applicable) after the merger and provided further that the surviving company shall become an Obligor prior to or concurrently with the effectiveness of the merger in case of any merger involving one or more Obligors:

             (a) RK Carbon International Ltd., Wilmslow, England, UK, RK Technologies International Ltd., Wilmslow, England, UK, and SGL Technic Ltd., Muir of Ord, Scotland, UK; and

             (b) SGL Acotec (Wuhan) Co. Ltd., Wuhan/China and NANTONG SGL NANBAO Graphite Equipment Co. Ltd., Nantong/China, and shall also include any merger between non-Obligors to the extent the shares in such non-Obligors are not encumbered in favor of the Finance Parties.

       "Permitted Security" shall mean (a) any Security granted in connection with the Original Financing Documents (as defined in the German Credit Agreement), provided that all such Security shall be released on or before March 31, 2004 and the Security listed in Schedule 7 except to the extent that the principal amount of obligations secured by that Security exceeds the amount stated in that Schedule; (b) any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (but not any netting or set-off relating to such hedging agreement in respect of cash collateral or any other Security except as otherwise permitted hereunder); (c) any Security arising by operation of law and in the ordinary course of trading other than by reason of default, provided that any such Security (other than a landlord's lien or contractor's lien existing in respect of agreements made prior to the Signing
Date) is discharged within ten days after having arisen; (d) any Security over any assets of any Group Member (if any), existing at the Signing Date, provided that the amount thereby secured is not increased and further provided that such Security shall be released as soon as possible but in any event prior to or concurrently with the Closing Date; (e) any Security over or affecting any asset acquired by a Group Member after the Signing Date and existing at the time of acquisition of such asset, if (i) the Security was not created in contemplation of the acquisition of that asset by a Group Member, (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group

Member and (iii) the Security is removed or discharged within 3 months of the date of acquisition of such asset; (f) any Security over or affecting any asset acquired by any company which becomes a Group Member after the Signing Date, and existing on the date on which the relevant company becomes a Group Member, if
(i) the Security was not created in contemplation of the acquisition of that company, (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that company and (iii) the Security is removed or discharged within 3 months of that company becoming a Group Member; (g) any retention of title arrangement entered into by any Group Member in the normal course of its trading activities on the counterparty's standard or usual terms to the extent that such terms are customary; (h) any lien in favor of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade provided that such lien is discharged within 15 days of arising; (i) any Security arising under the general business conditions of any German credit institution or similar non-German institution with whom a Group Member maintains a banking relationship in its ordinary course of business; (j) any Security arising by operation of law in favor of any Governmental Agency in respect of taxes, assessments or government charges which are being contested by the relevant Group Member in good faith; (k) any security over real estate, equipment, inventory, accounts receivable, bank accounts or intellectual property rights located or generated in Poland of the Group Members identified in clause (p) of the definition of Permitted Indebtedness, in each case, which is created by mortgages, one or more charges to equipment or inventory, assignments of accounts receivable, pledges of bank accounts or assignments of intellectual property rights and secures Financial Indebtedness permitted by clause (p) of the definition of Permitted Indebtedness; (l) any Security securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of Security (other than any Security permitted under clauses (a) to (k) above)) does not exceed e5,000,000 (or its equivalent in another currency or currencies); (m) any first ranking Security over the Funding Loan in favor of the Subordinated Creditors; (n) any Security given by any Group Member for the benefit of the lenders under the German Credit Agreement, provided that the same Security, ranking equally, has been or will concurrently therewith be provided for the benefit of the Lenders; (o) any Security in favor of the Subordinated Creditors, provided that such Security, substantially on the same terms (other than with respect to its subordination), has been or will concurrently therewith be issued for the benefit of the Senior Lenders and that such Security is provided subject to the terms of, and in accordance with, the Intercreditor Agreement; (p) any Security for the benefit of the holders of the Convertible Bonds, provided that the same Security, ranking equally, has been or will concurrently therewith be provided for the benefit of the Subordinated Creditors that such Security is provided subject to the terms of, and in accordance with the Intercreditor Agreement; (q) any Security to which the Required Lenders shall have given their prior written consent (provided that the principal amount of the indebtedness secured by such Security shall not be increased beyond the amount expressly so permitted); (r) any Security required to be given by any Group Member pursuant to the terms of the Bridge Loan Documents or the High Yield Indenture, provided that such Security is provided subject to the terms of, and in accordance with, the Intercreditor Agreement; and (s) any of the Security created pursuant to the Security Documents.

       "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Government Agency or other entity.

       "Polish Zloty" shall mean lawful money of Poland.

       "Prepayment Account" shall mean an interest-bearing account or accounts held with the Security Agent (or such other financial institution reasonably acceptable to the Administrative Agent) in the name of the Company and pledged to the Security Agent (for the benefit of the Finance Parties) and into which sums are deposited in accordance with Section 2.13 and may not be withdrawn by any Group Member other than as provided for in Section 2.13.

       "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Administrative Agent to be its prime rate in effect at its principal office in New York City.

       "Quarter Date" shall mean each of March 31, June 30, September 30 and December 31.

       "Register"   shall   have   the  meaning  assigned  to  such   term   in
Section 10.04(d).

       "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Related Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

       "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such person and such person's Affiliates.

       "Release Agreement" shall mean the release agreement relating to the Original Facilities Agreement entered into on or about the date of signing this Agreement by, inter alia, the Company, certain of its subsidiaries and certain financial institutions for the purpose of releasing certain obligations of the Original Obligors under the Original Finance Documents and certain security granted in connection with the Original Finance Documents.

       "Relevant  GAAP"  shall  mean  (a) in respect of the Company,  IFRS  and
(b) in respect of any other Group Member (either alone or including its Subsidiaries) the generally accepted accounting principles and practices of its jurisdiction of incorporation.

       "Relevant Period" shall mean each period of 12 months ending on the last day of each of the Company's financial years and/or each period of 12 months that corresponds with four consecutive Financial Quarters ending on the Quarter Date on which the relevant calculation falls to be made.

       "Repayment  Date"  shall  have  the meaning assigned  to  such  term  in
Section 2.11.

       "Required Lenders" shall mean, at any time, Lenders having Commitments (or, if the Commitments have terminated, Loans) representing more than 50% of the Total Commitment (or if the Commitments have terminated, the aggregate amount of Loans outstanding) at such time.

       "Revolving Credit Facility" shall have the meaning assigned to such term in the German Credit Agreement.

       "Rights Issue" shall mean the proposed issuance of rights to purchase 33,277,437 ordinary shares of the Company.

       "S&P" shall mean Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

       "Secured Creditor" shall mean any bank or financial institution which is a creditor of any Group Member under any Permitted Indebtedness Agreement (as defined in the Security Trust Agreement) from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Secured Creditor will benefit from the Transaction Security up to its Secured Creditor's Participation Amount as notified by the Company. The Security Agent will keep updated lists of the Secured Creditors and their respective Secured Creditor's Participation Amounts by means of the List of Secured Parties (as defined in the Security Trust Agreement).

       "Secured Creditor's Participation Amount" has the meaning ascribed to such term in the Security Trust Agreement.

       "Secured  Parties"  shall   mean   the   Finance  Parties,  the  Hedging
Counterparties and the other Secured Creditors, each a "Secured Party".

       "Security" shall mean a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

       "Security Agent" shall mean Deutsche Bank Luxembourg S.A.

       "Security Documents" shall mean (a) each document listed under the heading "Transaction Security Documents" in part 2 in Schedule 9 and in parts 1 through 7 in Schedule 10, (b) any Cash Collateral Document and (c) any other document entered into by any Group Member creating or evidencing or purporting to create or evidence Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them.

       "Security Trust Agreement" shall mean the security trust agreement, substantially in the form set out in Exhibit G, to be made between, amongst others, the Obligors and the Secured Parties.

       "Senior Facilities" shall mean the Facility and the German Facilities.

       "Senior Lenders" shall mean (a) the Lenders and (b) the lenders under the German Credit Agreement.

       "Senior Net Debt" shall mean Total Net Debt less the aggregate amount outstanding under the High Yield Notes, the Exchange Notes, the Bridge Loan and all other Subordinated Debt.

       "Signing Date" shall mean February 3, 2004, the date of the execution of this Agreement.

       "SPC" shall have the meaning assigned to such term in Section 10.04(i).

       "Spot Rate" shall mean, on any day, the rate determined by the Administrative Agent, in accordance with its usual practice and in the interbank market selected by it, to be the rate at which it is able to purchase one currency by payment in another currency (whether directly or through one or more intermediate currencies) at or about 11:00 a.m. (local time in the place of that market) (a) in the case of Euro, two TARGET Business Days before that day, and (b) in the case of any other currency, two Banking Days (in the place of that market) before that day, for delivery on that day.

       "Subordinated Creditors" shall mean the Exchange Notes Investors, the Exchange Notes Trustee, the High Yield Investors and the Bridge Lenders.

       "Subordinated Debt" shall mean Financial Indebtedness of the Group subordinated pursuant to the Intercreditor Agreement to all amounts which may be or become payable to the Finance Parties under the Finance Documents.

       "Subordinated Finance Documents" shall mean, collectively, the Bridge Loan Documents, the Exchange Notes, the Funding Loan, the High Yield Indenture, and the High Yield Notes.

       "Subordinated Finance Parties" shall mean any Subordinated Creditor, the Bridge Loan Agent, any other agent under the Bridge Loan Documents, the Exchange Notes Security Agent, the Exchange Notes Trustee, the Exchange Notes Escrow Agent, the High Yield Trustee and the Bridge Arrangers and "Subordinated Finance Party" means any of them.

       "Subordinated Guarantees" shall mean the guarantees to be provided by the Subordinated Guarantors for the benefit of the Subordinated Creditors and the holders of the Convertible Bonds in relation to the High Yield Notes, the Exchange Notes, the Bridge Loans and/or the Convertible Bonds, as the case may be, in each case issued subject to the terms of, and subordinated to the claims of the Senior Lenders in accordance with the provisions set forth in the Intercreditor Agreement.

       "Subordinated Guarantors" shall mean (a) with respect to the Bridge Loans, each of the Guarantors, to the extent legally permissible, and (b) with respect to the High Yield Notes, the Company and certain Guarantors, to the extent legally permissible.

        "Subsidiary" shall mean, in relation to any company, corporation or partnership (a) a company, corporation or partnership which is "controlled", directly or indirectly, by and therefore is a "dependent enterprise" of the first mentioned company, partnership or corporation, in the case of the latter, within the meaning of Sec. 17 of the German Stock Corporation Act, or which is a "subsidiary" within the meaning of Sec. 290 of the German Commercial Code of such company, corporation or partnership; (b) a company, corporation or partnership more than half of the issued share capital and issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or partnership; (c) a partnership in which,
(i) there is a participation of more than 50% in the assets of such partnership by the first mentioned company, corporation or partnership, (ii) the first mentioned company, corporation or partnership has the power to (A) cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting, (B) appoint or remove all, or the majority of, the directors or other equivalent officers, or (C) give directions with respect to the operating and financial policies which the directors or other equivalent officers thereof are obliged to comply with or (iii) in the case of a limited partnership, the general partner has control over such limited partnership and the first mentioned company, corporation or partnership has control of the general partner, and, for this purpose, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body. Unless otherwise specified, all references herein to a Subsidiary shall be deemed to refer to a Subsidiary of the Company.

       "TARGET" shall mean Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

       "TARGET Day" shall mean any day on which TARGET is open for the settlement of payments in Euro.

       "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, charges, deductions, liabilities or withholdings imposed by any Government Agency.

       "Term Facility Loan" shall have the meaning assigned to such term in the German Credit Agreement.

       "Total Commitment" shall mean,  at any time, the aggregate amount of the
Commitments,  as  in effect at such time.   The  initial  Total  Commitment  is
$116,000,000.

       "Total Net Debt" shall mean, at any time (but so that no amount shall be included or excluded more than once), the aggregate indebtedness of the Group Members constituting Financial Indebtedness (but excluding indebtedness of any Group Member to another Group Member to the extent permitted under this Agreement) less Cash and Cash Equivalents, plus (a) the amount of receivables sold or securitized, but disregarding the amount of receivables sold or securitized on a non-recourse basis provided the proceeds from this disposal or securitization have been applied in full for the prepayment and cancellation of the Revolving Credit Facility in accordance with Section 2.13(f); and (b) the aggregate amount of fines offered against the Company in relation to any Competition Law Liabilities, any other competition law related fines, civil proceedings and costs related to either of them, or, if greater,
(i) in relation to the fines imposed on the Company or any Group Member by the European Commission, the aggregate amount of such fines plus accrued interest therein, such interest calculated at the rate as set by the European Commission; and (ii) in relation to the fines imposed on the Company or any Group Member by the U.S. Department of Justice, the total amount of all such fines together with all other amounts arising from hedging activities relating to those fines.

       "Transaction Security" shall mean any Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them expressed to be created by or pursuant to, or to be evidenced in, the Security Documents or any of them.

       "Treasury Transaction" shall mean any currency or interest purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

       "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the LIBO Rate and the Alternate Base Rate.

       "U.S. Competition Law Liabilities" shall mean the fines imposed on the Company or any Group Member by the U.S. Department of Justice in relation to Existing Competition Law Proceedings in the USA in the outstanding amount of $79,250,000 as of the Signing Date.

       "U.S. Competition Law Proceedings" shall mean the Existing Competition Law Proceedings initiated by the U.S. Department of Justice.

       "U.S. dollars" or "$" shall mean lawful money of the United States.

       "U.S. Group Member" shall mean any Group Member incorporated, resident or with its principal place of business in the United States of America, any state thereof or the District of Columbia, or which owns or leases property or otherwise conducts business in the United States of America, any state thereof or the District of Columbia.

       SECTION  1.2.  Terms  Generally.   The definitions in Section 1.01
shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall", and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with IFRS, as in effect from time to time.

                                  ARTICLE II


                                  The Credits

               SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Loan to the Borrower on a single date occurring during the Availability Period on which all the conditions precedent specified or referred to in Article IV shall have been satisfied or waived (the "Closing Date"), in an aggregate principal amount not to exceed such Lender's Commitment. Amounts repaid or prepaid in respect of the Loans may not be reborrowed.

SECTION  2.02.  Loans.  (a)  Each  Loan  shall  be made  as part of a  Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account in the name of the Borrower and designated by the Borrower in the Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

             (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c)
above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

               SECTION  2.03.  Borrowing  Procedure.  In  order to  request  the
Borrowing  to be made  on the  Closing  Date,  the  Borrower  shall  notify  the
Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the proposed Borrowing. The Borrowing Request shall be irrevocable, shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C-1 or such other form as shall be acceptable to the Administrative Agent and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed, (iv) the amount of such Borrowing and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in the Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section
2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

             SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

             (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

             (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest

Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

             (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

             (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

             SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees separately agreed to in writing from time to time by the Borrower and the Administrative Agent (the "Administrative Agent Fees").

             (b) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of each month and on the date on which the Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (the "Commitment Fees") equal to 1.00% per annum on the amount of the Commitment of such Lender. All Commitment Fees shall be calculated on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a year of 360 days. The Commitment Fees due to each Lender shall commence to accrue on the Signing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein; provided, however, that, if the Signing Date shall also be the Closing Date, then no such Commitment Fees shall be payable.

             (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

             SECTION 2.06.  Interest on Loans.  (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage.

             (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage.

             (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

             SECTION 2.07. Default Interest. Upon the occurrence of (a) any Default in the payment of interest, Fees or any other amounts due hereunder or
(b) any Event of Default, then, until such Default or Event of Default shall have been cured or waived, to the extent permitted by law, all amounts outstanding under this Agreement shall bear interest (after as well as before judgment), payable on demand, (x) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 1.25% per annum, and (y) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 1.25%.

             SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that reasonable means do not exist for ascertaining the LIBO Rate, or the Administrative Agent shall have been informed by the Required Lenders that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining their or its Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 shall be deemed to be a request for an ABR Borrowing and (ii) any request by the Borrower to convert an ABR Borrowing to a Eurodollar Borrowing pursuant to Section 2.10 shall be of no force and effect and shall be denied by the Administrative Agent. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

             SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate after the making of the Loans on the Closing Date; provided, however, that the Commitments shall terminate at 5:00 p.m. New York City time, on February 23, 2004, if the Closing Date shall not have occurred by such time.

             (b) Upon at least three Business Days' prior irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000.

             (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

             SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (a) not later than 11:00 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and
(c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Section 2.02(b) regarding the maximum number of Borrowings of the relevant Type;

          (iii)each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
               Section 2.16;

          (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (vii)no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such

               Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

          (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default or Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan and, unless repaid, each Eurodollar Borrowing shall be converted into an ABR Borrowing at the end of the Interest Period applicable thereto.

             Each notice pursuant to this Section 2.10 shall be irrevocable, shall be substantially in the form of Exhibit C-2 or such other form as shall be acceptable to the Administrative Agent and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business
Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

             SECTION 2.11. Repayment of Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "Repayment Date"), a principal amount of the Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(f)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Date                    Amount
June 30, 2004           $580,000
December 31, 2004       $580,000
June 30, 2005           $580,000
December 31, 2005       $580,000
June 30, 2006           $580,000
December 31, 2006       $580,000
June 30, 2007           $580,000
December 31, 2007       $580,000

June 30, 2008           $580,000
December 31, 2008       $580,000
June 30, 2009           $55,100,000
Maturity Date           $55,100,000


             (b) In the event and on each occasion that any Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

             (c) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

             (d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

          SECTION 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or upon at least one Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

             (b) Optional prepayments shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under
Section 2.11.

             (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable, shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein and shall be substantially in the form of Exhibit C-3 or such other form as shall be acceptable to the Administrative Agent. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section
2.12 (other than prepayment of an ABR Loan that does not occur in connection with, or as a result of, the prepayment in full of the Loans) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

             SECTION 2.13. Mandatory Prepayments. (a) The Company shall ensure that an amount equal to 100% of the Net Proceeds arising from a Debt Issue (other than the issue of the High Yield Notes and an amount equal to 75% of the Net Proceeds arising from an Equity Issue (other than the Rights Issue) (such Equity Issue only to be made in accordance with applicable laws) by any Group Member are, promptly upon the receipt of such Net Proceeds by such Group Member, used to prepay outstandings under the Senior Facilities in accordance with
Section 2.13(f).

             (b) (i) Subject to clauses (ii) and (iii) below, the Company shall ensure that the Net Proceeds arising from each disposal of assets by any Group Member are, promptly upon the receipt of such Net Proceeds by such Group Member, used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f); (ii) clause (i) above shall not apply to Net Proceeds arising from any disposal referred to in clause (i) above (A) if the Company or the relevant Group Member can demonstrate to the satisfaction of the Administrative Agent that such disposal was on arm's length terms and that the Net Proceeds are to be re-invested in similar or like assets of a comparable or superior quality, type or value within a period of 180 days from the date of receipt of such Net Proceeds by such Group Member, (B) if such disposal falls within clauses (a) (subject to a limit of e500,000 per disposal), (b), (c) or
(e) of the definition of Permitted Disposal, (C) if such disposal relates to a sale of electrical contacts (graphite specialties) by Gelter Ringsdorff S.A. or
(D) if the Net Proceeds per disposal do not exceed e1,000,000 (or its equivalent in another currency) or, when aggregated with the Net Proceeds received by any Group Member from any other disposals of assets made in the immediately preceding 12 calendar month period (excluding the Net Proceeds from disposals falling within clauses (A), (B) or (C) above), do not exceed e7,500,000 (or its equivalent in another currency); and (iii) the Company shall ensure that any Net Proceeds to be applied in accordance with clause (ii)(A) above are promptly deposited in the Prepayment Account upon receipt by the relevant Group Member. The relevant Group Member that received the Net Proceeds shall be entitled, during the period of 180 days from the date of receipt of such Net Proceeds, to withdraw such Net Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Administrative Agent that such Net Proceeds will be immediately re-invested in accordance with clause (ii)(A) above. Any amounts not so re-invested during such 180 day period shall thereafter be used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f).

             (c) (i) Subject to clauses (ii), (iii) and (iv) below, the Company shall ensure that any Insurance Proceeds received by any Group Member are, promptly upon the receipt of such Insurance Proceeds by such Group Member, used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f); (ii) clause (i) above shall not apply to any Insurance Proceeds unless the Insurance Proceeds exceed e1,000,000 (or its equivalent in another currency) or, when aggregated with the Insurance Proceeds received by Group Members from claims made in the immediately preceding 12 calendar month period (excluding the Insurance Proceeds from disposals falling within clause (iii) below), exceed e7,500,000 (or its equivalent in another currency); (iii) clause
(i) above shall not apply to any Insurance Proceeds to the extent that (A) such Insurance Proceeds are promptly upon receipt by the relevant Group Member deposited in the Prepayment Account in accordance with clause (iv) below and
(B) such Insurance Proceeds are applied, to the satisfaction of the Administrative Agent, towards the replacement, reinstatement and/or repair of the assets and/or the satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets and/or the satisfaction of business interruption losses) within a period of 180 days from the date of receipt of such Insurance Proceeds by the relevant Group Member; (iv) the Company shall ensure that any Insurance Proceeds to be applied in accordance with clause (iii) above are promptly deposited in the Prepayment Account, upon receipt by the relevant Group Member. The relevant Group Member that received the Insurance

Proceeds shall be entitled, during the period of 180 days from the date of its receipt of such Insurance Proceeds, to withdraw such Insurance Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Administrative Agent that such Insurance Proceeds will be immediately applied in accordance with clause (iii) above. Any sums not so withdrawn during the 180 day period shall thereafter be used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f).

             (d) The Company shall ensure that, within 30 days of delivery to the Administrative Agent of the most recent audited consolidated financial statements of the Company pursuant to Section 5.02(a)(i), commencing with the audited consolidated financial statements of the Company for the financial year ending December 31, 2003, an amount equal to 50% of the amount of the Excess Cash Flow exceeding a minimum amount of e7,500,000 for the financial year to which such financial statements relate shall be used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f). (e) If the Company makes any dividend, return of capital, repayment of capital contributions or other distribution (whether in cash or kind) or makes any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly, the Company shall ensure that within 30 days of the same, an amount equal to such payment or distribution shall be used to prepay outstandings under the Senior Facilities in accordance with Section 2.13(f).

             (f) Subject to paragraph (h) below, amounts required to be used to prepay outstandings under the Senior Facilities pursuant to this Section 2.13 shall be applied to the prepayment on a pro rata basis of the Loans and the Term Facility Loans and, with respect to the Loans, shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Loans under Section 2.11; provided, however, that any prepayment required pursuant to paragraph (b) above arising as a result of the sale or other disposal of accounts receivable by any Group Member shall be applied first, to the prepayment of outstanding loans and the cancelation of outstanding commitments in respect of the Revolving Credit Facility and second, as provided above in this paragraph (h).

             (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by the chief financial officer of the Company setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least four days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid and shall be substantially in the form of Exhibit C-3 or such other form as shall be acceptable to the Administrative Agent. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

             (h) Notwithstanding the foregoing, so long as (i) any Term Facility Loans remain outstanding and (ii) any mandatory prepayment required under this
Section 2.13 would also be required to be used to prepay Term Facility Loans under the German Credit Agreement, any Lender may elect, by notice to the Administrative Agent in writing no later than 3:00 p.m., New York City time, at least three Business Days prior to any prepayment of Loans required to be made by the Borrower for the account of such Lender pursuant to this Section 2.13, to cause all or a portion of such prepayment to be applied instead to prepay the Term Facility Loans in accordance with the terms of the German Credit Agreement.

             SECTION 2.14. Reserve Requirements; Change in Circumstances.

             (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

             (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

             (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

             (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

             SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                    (i) such Lender may declare that  Eurodollar  Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                    (ii) such Lender may require that all outstanding Eurodollar
               Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

             (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

             SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over

(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

             SECTION 2.17. Pro Rata Treatment.  Except as required under Section
2.15 and in respect of any election made pursuant to Section 2.13(h), each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

             SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Obligor, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and the Company expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and the Company to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

             SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Finance Document not later than 12:00
(noon), New York City time, on the date when due in immediately available U.S. dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010 or as otherwise instructed by the Administrative Agent.

             (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Finance Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

             SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Obligor hereunder or under any other Finance Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Obligor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such other Obligor shall make such deductions and (iii) the Borrower or such other Obligor shall pay the full amount deducted to the relevant Government Agency in accordance with applicable law. (b) In addition, the Borrower shall pay any Other Taxes to the relevant Government Agency in accordance with applicable law.

             (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Obligor hereunder or under any other Finance Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Agency. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

             (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Obligor to a Government Agency, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Government Agency evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

             (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this 39

Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

             SECTION    2.21.   Assignment   of   Commitments   Under   Certain
Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Government Agency on account of any Lender pursuant to Section 2.20 or (iv) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Finance Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Government Agency having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, plus all Fees and other amounts accrued for the account of such Lender hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby agrees to execute and deliver, promptly upon its receipt of notice from the Borrower requiring the transfer and assignment of such Lender's interests hereunder pursuant to this Section 2.21(a), any Assignment and Acceptance necessary to effectuate such assignment; provided that, notwithstanding the foregoing, the Administrative Agent may effectuate such assignment, without any action by such Lender, by recording such assignment in the Register.

             (b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount or indemnity payment to any Lender or any Government Agency on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under
Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.


                                  ARTICLE III


                        Representations and Warranties

             SECTION 3.01. Representations and Warranties. On the Signing Date, the Company (in respect of its own affairs and each Group Member), each Original Obligor (in respect of its own affairs and those of its Subsidiaries) and, on the date of its accession to this Agreement, each Additional Guarantor, represents and warrants to the Administrative Agent and each of the Lenders that:

             (a) (Status) (i) it is a corporation or limited partnership, duly incorporated or formed and validly existing under the law of the jurisdiction of its place of incorporation or its seat and (ii) it has the power to own its assets and carry on its business as it is currently being conducted;

             (b) (No Winding-Up) no administrator, receiver, insolvency trustee, examiner, liquidator or similar officer or official has been appointed with respect to it or any of its assets and (to the best of its knowledge and belief) no petition by a third party or proceeding for any such appointment is pending nor has any resolution for any such appointment been passed;

             (c) (Binding Obligations) the obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to (i) Article IV,
(ii) Section 9.16 or (iii) the conditions precedent set forth in the Finance Documents, legal, valid, binding and enforceable obligations;

             (d) (Non-Conflict with Other Obligations) the entry into and performance by it of, and the transaction contemplated by, the Finance Documents to which it is a party do not and will not conflict with (i) any law or regulation applicable to it, (ii) its constitutional documents or (iii) any agreement or instrument binding upon it or any of its assets, nor will such entry into and performance (except as provided in any Security Documents) result in the creation of, or oblige it to create, any Security (other than Permitted Security) over any of its assets;

             (e) (Power and Authority) (i) it has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and (ii) no limit on its powers will be exceeded as a result of such entry, delivery or performance;

             (f) (Validity and Admissibility into Evidence) all Authorizations required (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party,
(ii) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, (iii) to enable it to own its material assets and carry on its business as it is being conducted and (iv) to enable it to create any Security expressed to be created by it by or pursuant to, or as the case may be, any Security expressed to have been created by it and to be evidenced in, any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have (other than any filings or registrations required in relation to the Security Documents, which filings or registrations will be made promptly after execution of the relevant documents no later than the time frame agreed with the Security Agent and in any event within applicable time limits) been obtained or effected and are in full force and effect;

             (g) (Governing Law and Enforcement) (i) the choice of New York law as the governing law of this Agreement and the Intercreditor Agreement, and in respect of any Security Document to which it is a party, the choice of the relevant governing law of that Security Document, will in each case be recognized and enforced in its jurisdiction of organization and (ii) any judgment obtained in a U.S. Federal or New York state court in relation to this Agreement and the Intercreditor Agreement (except with respect to any Obligor incorporated in Poland), and in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under that Security Document, will in each case be recognized and enforced in its jurisdiction of organization;

             (h) (Deduction of Tax) it is not required under the law of its jurisdiction (other than Italy) of organization to make any deduction for or on account of Tax from any payment it may make under any Finance Document;

             (i) (No Filing or Stamp Taxes) it is not necessary that the Finance Documents be filed, recorded or enrolled with any Government Agency in any jurisdiction where an Obligor is domiciled or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated therein (other than complying with Perfection Requirements);

             (j) (No Default and no Material Adverse Effect) (i) no Event of Default is continuing or might reasonably be expected to result from the making of any Borrowing, (ii) no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect, (iii) no other event or circumstance is outstanding which would, with the lapse of time, the giving of notice, the making of any determination under the relevant document or any combination of the foregoing, constitute a default under any other agreement or instrument relating to Financial Indebtedness which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect and (iv) no Material Adverse Effect has occurred since December 31, 2002;

             (k) (Information) any written information provided by the Company on its own behalf or on behalf of any Group Member to any Finance Party in connection with the Finance Documents was true and accurate in all material respects as of the date it was provided or as of the date (if any) at which it is stated and is not untrue or misleading in any material respect;

             (l) (Good Title to Assets) except in relation to certain toll manufacturing equipment, it has, subject to Permitted Security, good and marketable title to, or valid leases or licenses of, or is otherwise entitled to use (in each case, on arm's length terms) all material assets necessary to carry on its business as it is being conducted;

             (m) (Intellectual Property Rights) it (i) owns or has licensed to it on arm's length terms all the Intellectual Property Rights which are required by it in order for it to carry on its business in all material respects as it is currently being conducted (the "Material IPR") and, to the best of its knowledge and belief, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any material respect, (ii) has taken all formal or procedural actions (including payment of fees) required to maintain in full force and effect any registered Material IPR owned by it, and (iii) is not aware of any adverse circumstance relating to the validity, subsistence or use of any of its Intellectual Property which might reasonably be expected to have a Material Adverse Effect;

             (n) (Creation of Security) (i) it is, or upon the execution (and the fulfillment of any conditions included therein) of the Security Documents to which it is a party, will be, subject to any Permitted Security, the absolute legal and beneficial owner of all the assets over which it purports to create Security (other than as provided in any Security Document) by or pursuant to or as evidenced in the Security Documents; (ii) subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to (A) Article IV,
(B) Section 9.16 or (C) the Perfection Requirements, each Security Document to which it is or is to be a party creates, or upon such execution will create, the Security which that Security Document purports to create and with the ranking and priority it is expressed to have or, if that Security Document purports to evidence Security, accurately evidences, or upon such execution will so evidence, Security which has been validly created;

             (o) (Pension Schemes) (i) each Group Member is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates and each such pension scheme is adequately provided for (either by way of being funded or by way of provision in the balance sheet) based on reasonable actuarial assumptions applicable to the jurisdiction in which the relevant pension scheme is maintained and administered and funded in accordance with applicable law; and
(ii) except as disclosed to the Lenders prior to the Signing Date, no Group Member has (to the best of its knowledge and belief) any liability in respect of any pension scheme and there are no circumstances which would give rise to such liability;

             (p) (Pari Passu Ranking) its payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and
                                       43
unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally;

             (q) (Intra-Group Loans) other than the existing Intra-Group Loans and similar financial arrangements set forth in Schedule 8, there are no other Intra-Group Loans;

             (r)   (No  Proceedings  Pending  or  Threatened)   (i) subject  to
clause (iii) below, no litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, has been started or (to the best of its knowledge and belief) threatened against it, nor are there (to the best of its knowledge and belief) any circumstances reasonably likely to give rise to such litigation, arbitration or administrative proceeding which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, (ii) no labor disputes which might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it and (iii) other than the Existing Competition Law Proceedings, no competition law related
(A) civil litigation, civil lawsuits or other civil proceedings of or before any court have been started in accordance with the applicable procedural rules or (to the best of its knowledge and belief) threatened in any relevant jurisdiction against any Group Member which, if adversely determined, might reasonably be expected to have a Material Adverse Effect nor have (B) fines other than the EU Competition Law Liabilities, the Canadian Competition Law Liabilities and the US Competition Law Liabilities been assessed by way of any administrative proceedings by any Government Agency in an aggregate amount exceeding e2,500,000;

             (s) (Environmental Compliance) (i) it has obtained all requisite Environmental Licenses required for the carrying on of its business as currently conducted and has at all times complied with (A) all applicable Environmental Laws, (B) the terms and conditions of such Environmental Licenses, and (C) all other covenants, conditions, restrictions and agreements directly or indirectly concerned with any Environmental Contamination, where failure to do so might have a Material Adverse Effect, and (ii) there are to its knowledge no circumstances which may prevent or interfere in any material respect with the compliance in the future of it and each of its Subsidiaries with all applicable Environmental Laws, the terms of all Environmental Licenses referred to in clause (i) above and all covenants, conditions, restrictions and agreements referred to in clause (i) above;

             (t) (Environmental Releases) no (i) property currently or previously owned, leased, occupied or controlled by it (including any offsite waste management or disposal location utilized by it or any of its Subsidiaries) is contaminated with any Dangerous Substance and (ii) discharge, release, leaching, migration or escape of any Dangerous Substance into the Environment has occurred or is occurring on, under or from any property, in each case to the best of its knowledge, in circumstances where this is reasonably likely to have a Material Adverse Effect;

             (u) (Environmental Claims) no Environmental Claim has been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect;

             (v) (Taxation) (i) it has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (other than to the extent that (A) payment is being contested in good faith and in accordance with the relevant procedures,
(B) adequate reserves are being maintained for those Taxes in accordance with Relevant GAAP and (C) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document; or (D) failure to pay is caused by administrative or technical error that is remedied as soon as possible after receipt of notification thereof from the relevant Tax authorities), (ii) it is not materially overdue in the filing of any Tax returns and (iii) no claims are being or are likely to be asserted against it with respect to Taxes which might reasonably be expected to have a Material Adverse Effect;

             (w) (No Indebtedness) it has (i) no Financial Indebtedness (other than Permitted Indebtedness) and (ii) no other indebtedness, except for any which has been incurred in the ordinary course of its business;

             (x) (No Security or Guarantees) (i) other than any Permitted Security (A) no Security exists over all or any of its assets and (B) no arrangement or transaction as described in clause (b) of the first sentence of
Section 6.01 has been entered into by it and is outstanding and (ii) other than any Permitted Guarantees or Contingent Liabilities, it has not granted or agreed to grant any guarantee;

             (y) (No Immunity) in any proceedings taken in its jurisdiction of organization in relation to any Finance Document to which it is a party, it will not be entitled to claim for itself or any of its assets any immunity from suit, execution, attachment or other legal process;

             (z) (Information Memorandum) (i) the Information Memorandum is not misleading in any material respects and all factual information provided by or on behalf of any Obligor to the Lead Arrangers was true and accurate at the date it was provided or as at the date at which it is stated, (ii) there is no expression of opinion, forecast or projection contained in the Information Memorandum or conclusion reached in the Information Memorandum which is not fair and reasonable in all material respects and all expressions of opinion, forecasts, and projections provided by or on behalf of any Obligor to the Lead Arrangers were arrived at after careful consideration, were fair and were based on reasonable grounds, (iii) nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect and (iv) nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the opinions, forecasts, projections and conclusions contained in the Information Memorandum being other than fair and reasonable in all material respects;

             (aa)   (Base  Financial   Statements)   (i) the   Base   Financial
Statements (A) were prepared in accordance with IFRS or Relevant GAAP consistently applied and (B) (in the case of the unaudited nine months consolidated interim financial statements of the Company for the period ending September 30, 2003) fairly represent the financial condition and operations of the Group as at the date to which they were prepared and during the relevant financial period for which they were prepared, subject to normal year end adjustments, and take into account all material liabilities (contingent or otherwise), and all unrealized or anticipated losses, of the Group as of the date to which they were prepared, (ii) there has been no material adverse change in the business or financial condition of any Obligor since the date of which the latest Base Financial Statements was prepared and
(iii) the financial year of the Group is the calendar year;

             (bb) (Group Structure Chart) (i) the Group Structure Chart contains descriptions, which are true, complete and correct in all material respects, of the corporate ownership structure of the Group as it will be immediately after the initial borrowings under the Senior Facilities on the Closing Date, including details of (A) all Subsidiaries, direct or indirect, of the Company, (B) all minority shareholdings in any Group Member held by any person who is not a Group Member, (C) all companies, partnerships and Joint Ventures in which any Group Member has an interest or participation and (D) all Intra-Group Loans in an amount of more than e1,000,000 which are not merely temporary trading balances, in each case as they will be immediately after the initial borrowings under the Senior Facilities on the Closing Date, (ii) there are no re-organizational steps relating to the corporate ownership structure of the Group contemplated at the Signing Date (including any significant transfers of businesses or assets from one Group Member to another) which are not reflected in the Group Structure Chart and (iii) all re-organizational steps resulting in the Group corporate ownership structure set out in the Group
Structure Chart have been or will be taken in compliance in all material respects with all relevant laws and regulations and all requirements of all relevant regulatory authorities;

             (cc) (Issue of Share Capital) except for the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the Convertible Bonds, there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share, partnership interest, loan note or loan capital of any Group Member (including an option or right of pre-emption or conversion).
             (dd) (ERISA and Multiemployer Plans) (i) neither any U.S. Group Member nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the Signing Date made or accrued an obligation to make contributions to any Multiemployer Plan to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect; (ii) each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code and all other applicable laws and regulations; (iii) each Employee Plan which is intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period and, to the knowledge of the Company, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would adversely affect such qualification); (iv) the fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of all accumulated benefit obligations under such Employee Plan (based on the assumptions used for the
                                      46
purposes of Statement of Financial Accounting No. 87) as of the date of the most recent financial statements reflecting such amounts or, if additional contributions are required to make such Employee Plan sufficient, the Company does not believe that such might reasonably be expected to have a Material Adverse Effect; (v) there are no material actions, suits or claims pending against an Employee Plan (other than routine claims for benefits), or (to the knowledge of the Company, any U.S. Group Member or any ERISA Affiliate) threatened, which might reasonably be expected to be asserted successfully against any Employee Plan; (vi) each U.S. Group Member and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed by law by the terms of such Employee Plan or by any contract or agreement requiring contributions to an Employee Plan; (vii) neither any U.S. Group Member nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions; and (viii) neither any U.S. Group Member nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC;

             (ee) (Margin Stock) (i) no U.S. Group Member is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock;
(ii) the Facility will not be used, directly or indirectly, for any purpose which might constitute all or any part of the Facility a "purpose credit" within the meaning of Regulation U or Regulation X; and (iii) no U.S. Group Member or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States;

             (ff)   (Certain  Regulations)  no   Group  Member  is  subject  to
regulation under the United States Public Utility Holding Company Act of 1935 or the United States Investment Company Act of 1940 or any United States Federal or state statute or regulation limiting its ability to incur indebtedness;

             (gg)   (Insurance)  (i)  the  insurance arrangements  required  by
Section 5.01(f) are in full force and effect  as required by this Agreement and
(ii) no event or circumstance has occurred, and there has been no failure to disclose a material fact, which would (to the best of its knowledge and belief) entitle any insurer to reduce or avoid its liability under any such insurance arrangement;

             (hh) (Auditors) the Company's appointed auditors and the auditors for each Obligor are one of the internationally recognized "big four" firm of accountants or BDO; and

             (ii) (Certain Treasury Regulation Matters) the Borrower does not intend to treat the Loans and related transactions as being a "reportable" transaction (within the meaning of U.S. Treasury Regulation 1.6011-4).

             SECTION  3.02.  Reliance  on Representations and Warranties.   Each
Obligor  acknowledges that the Lenders have  entered  into  this  Agreement  in
reliance  on   the  representations  and  warranties  that  are  made  in  this
Article III.

                                  ARTICLE IV


                             Conditions of Lending

             SECTION 4.01. Conditions Precedent to Effectiveness of Finance Documents. This Agreement and the other Finance Documents become effective upon receipt by the Administrative Agent of all the documents and other evidence listed in part I of Schedule 9 in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall notify the Company, the Borrower and the Lenders promptly upon being so satisfied.

             SECTION 4.02. Further Conditions Precedent to Borrowing. The obligations of the Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied:

             (a) The Administrative Agent shall have received all of the documents and other evidence listed in Part II of Schedule 9 in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall notify the Company, the Borrower and the Lenders promptly upon being so satisfied.

             (b) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

             (c) Each of the representation and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date.

             (d) No Event of Default or Default shall have occurred and be continuing.

             (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Finance Document. (f) To the extent requested, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.


                                   ARTICLE V

                             Affirmative Covenants

             The Company covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable hereunder or under any other Finance Document with respect to the Loans shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, that:

             SECTION 5.01. General Covenants.

             (a) (Authorizations) (i) each Obligor shall (and the Company shall ensure that each other Group Member will) promptly obtain, comply with and do all that is necessary to maintain in full force and effect, and supply certified copies to the Administrative Agent of, any Authorization required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and (ii) each Obligor shall (and the Company shall ensure that each other Group Member will) ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions and shall obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization which is necessary for the conduct of its business or the business of the Group as a whole and upon the Administrative Agent's written request supply the Administrative Agent with copies of any such Authorizations;

             (b) (Compliance with Laws) each Obligor shall (and the Company shall ensure that each other Group Member will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party;

             (c) (Year End) commencing January 1, 2004, each Obligor shall (and the Company shall ensure that each other Group Member will) ensure that each of its financial years and each Financial Quarter in each of its financial years shall end on a Quarter Date and the Company shall ensure that each financial year, and each Financial Quarter of each financial year, of the Group shall end on a Quarter Date;

             (d) (Record Keeping) upon reasonable notice being given by the Administrative Agent to the relevant Obligor, that Obligor shall (and the
Company  shall  ensure   that   each   other  Group  Member  will)  permit  the
Administrative Agent and/or any professional advisers appointed by the Administrative Agent to examine during normal business hours the records and books of account of such Obligor and to discuss financial matters with its officers and auditors or those of any other Group Member for the purpose of ascertaining compliance with the Finance Documents, with the reasonable costs thereof to be paid by the Company;

             (e) (Preservation of Assets) each Obligor shall (and the Company shall ensure that each other Group Member will) maintain and preserve all of its assets that are necessary in the conduct of its business in good working order and condition (ordinary wear and tear excepted);

             (f) (Insurance Arrangements) (i) each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such Obligor or Group Member in the country or countries in which such Obligor or Group Member owns or leases property or otherwise conducts its business;
(ii) without limiting clause (i) above, each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance against business interruption, professional indemnity (i.e. directors' and officers' liability insurance), pollution, public liability, product liability and third party liability, in each case at levels no lower than those in place prior to the Signing Date;
(iii) each Obligor shall (and the Company shall ensure that each other Group Member will) pay all premiums and do all other things necessary to keep in place the insurance arrangements required to be effected and maintained by it pursuant to clauses (i) and (ii) above; (iv) the Company shall supply the Administrative Agent on reasonable request with copies of each receipt for all premiums and other amounts payable by any Obligor or other Group Member under the insurance arrangements effected and maintained by any of them pursuant to clauses (i) and (ii) above and shall, in any event, use all reasonable endeavors to procure that the insurer in respect of such insurance arrangements undertakes to the Administrative Agent to notify it should any renewal fee or other sum payable by any Obligor or other Group Member not be paid when due;
(v) upon reasonable request, the Company shall supply the Administrative Agent with a copy of all insurance policies or certificates of insurance evidencing compliance with clauses (i) and (ii) above or (in the absence of the same) such other evidence of the existence of any insurance arrangements referred to in clauses (i) and (ii) above as may be reasonably acceptable to the Administrative Agent and shall, in any event, notify the Administrative Agent of any material changes to any such insurance arrangements made from time to time; (vi) if any Obligor (or any Group Member) fails to purchase or maintain any insurance required by this paragraph (f), the Administrative Agent or the Security Agent may purchase such insurance as may be necessary to remedy any such failure and each Obligor shall (and the Company shall ensure that each other Group Member will) indemnify the Administrative Agent, or, as the case may be, the Security Agent on demand against any reasonable costs or expenses incurred by it in purchasing any such insurance; and (vii) no Obligor shall (and the Company shall ensure that no other Group Member will) do or omit to do anything which might render any insurance required by this paragraph (f) void, voidable or unenforceable;

             (g) (Intellectual Property) each Obligor shall (and the Company shall ensure that each other Group Member will) (i) make such registrations and pay such fees and other amounts as are necessary to keep those registered Intellectual Property Rights which are necessary for carrying on the business of the Group as a whole in force, and to record its interest in those Intellectual Property Rights, (ii) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property Rights (or any part thereof) is subject where failure to do so might reasonably be expected to have a Material Adverse Effect, (iii) do all acts as are reasonably practicable (including the institution of legal proceedings) to maintain, protect and safeguard the Intellectual Property necessary for carrying on the business of the Group as a whole, and (iv) not terminate or discontinue the use of any Intellectual Property necessary for carrying on of the business of the Group, other than that licensing arrangements in relation to such Intellectual Property may be entered into between Group Members, provided that such licensing arrangements (A) do not allow any further sub-licensing by the licensee and (B) do not have a material adverse effect on the value of any of the Intellectual Property licensed under such sub-license;

             (h) (Environmental Compliance) each Obligor shall (and the Company shall ensure that each other Group Member will) obtain and maintain all requisite Environmental Licenses and comply with all applicable Environmental Laws, and the terms and conditions of all Environmental Licenses applicable to it, and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case, where failure to do so would or might reasonably be expected to have a Material Adverse Effect;

             (i) (Environmental Claims) the Company shall inform the Administrative Agent in writing as soon as reasonably practicable upon its becoming aware of (i) any Environmental Claim which has been commenced or threatened against any Group Member or (ii) any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member, where the claim might, if determined against that Group Member, reasonably be expected to have a Material Adverse Effect;

             (j) (Pension Schemes) (i) the Company will, if reasonably requested by the Administrative Agent, deliver to the Administrative Agent (A) at such time as those reports are prepared in order to comply with then current statutory or auditing requirements (if any) and (B) if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to the pension schemes operated by Group Members; and (ii) each Obligor shall (and the Company shall ensure that each other Group Member will) ensure that all pension schemes applicable to it are fully provided for (either by way of being funded or by way of provision in its balance sheet) based on reasonable actuarial assumptions to the extent required by applicable law and are administered and funded in accordance with applicable law;

             (k) (Taxation) (i) each Obligor shall (and the Company shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, other than to the extent that (A) payment is being contested in good faith and in accordance with relevant procedures, (B) adequate reserves are being maintained for those Taxes in accordance with Relevant GAAP and (C) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document; (ii) no Obligor shall (and the Company shall ensure that no other Group Member will) be materially overdue in the filing of any Tax returns; and (iii) each Obligor shall (and the Company shall ensure that each other Group Member will) do all such things as are necessary to ensure that no claims are or are reasonably likely to be asserted against any Group Member with respect to Taxes which might reasonably be expected to have a Material Adverse Effect;

             (l) (Security) (i) each Obligor shall ensure that any Security expressed to be created by it by or pursuant to, or, as the case may be, expressed to have been created by it and to be evidenced in, any Security Document remains in full force and effect with the ranking and priority it is expressed to have; (ii) no Obligor shall (and the Company shall ensure that no other Group Member will) do or omit to do anything or knowingly permit or cause anything to be done or omitted to be done which would or could adversely affect any Security expressed to be created by any Obligor by or pursuant to, or any Security expressed to have been created by any Obligor and to be evidenced in, any Security Document; (iii) each Obligor shall take all such actions as the Administrative Agent or the Security Agent may reasonably request for the purpose of perfecting any

Security granted or to be granted pursuant to the Finance Documents and preserving the Security to be created or evidenced by the Finance Documents; and (iv) each Obligor shall, if the Security Agent lawfully exercises any power (whether of sale or other disposal or otherwise) or right with respect to the Charged Assets, do all reasonable acts to permit the exercise of such power or right; and (v) the Company shall ensure that no later than March 31, 2004, all of the documents and other evidence listed in Schedule 10 shall be delivered to the Administrative Agent, each in form and substance satisfactory to the Security Agent;

             (m) (Pari Passu Ranking) without limiting clause (i) of paragraph (l) of this Section 5.01, each Obligor shall (and shall cause each other Group Member to) ensure that its payment obligations under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally;

             (n) (Hedging) the Borrower shall (and the Company shall ensure that each other Group Member will) within 180 days of the date of this Agreement enter into and/or maintain Hedging Agreements so as to ensure that for a period of not less than three years commencing on the Signing Date, the Group has hedging of interest rate exposure in respect of not less than 50% of the aggregate amounts outstanding from time to time under the Senior Facilities, the Bridge Loan and the High Yield Notes, which rank pari passu with the claims of the Finance Parties under the Finance Documents;

             (o) (Compliance with ERISA) the Company shall ensure that each U.S. Group Member and each ERISA Affiliate shall not cause or permit to occur either an event which would result in the imposition of Security under section 412 of the Code or section 302 or section 4068 of ERISA or an ERISA Event that might reasonably be expected to have a Material Adverse Effect;

             (p) (Federal Reserve Regulations) the Company shall ensure that each U.S. Group Member and each ERISA Affiliate will use the Facility without violating Regulation T, U or X;

             (q) (Additional Guarantors) the Company shall ensure that any Subsidiary which qualifies as a Material Subsidiary (other than HITCO Carbon Composites Inc.) becomes an Additional Guarantor no later than 90 days after the Signing Date or, if such Subsidiary only qualifies as a Material Subsidiary after such date, after the relevant audited financial statements are to be delivered in accordance with 5.02(a), that the shares in such Material Subsidiary are pledged or assigned and that the assets of such Material
Subsidiary are pledged or assigned in favor of the Finance Parties in accordance with the applicable laws; however, should any Obligor acquire shares in a target company which will qualify as a Material Subsidiary, the above applies mutatis mutandis within 90 days of the date of such acquisition;

             (r) (Non-German Accounts) each German Obligor undertakes to provide the Administrative Agent within 15 Business Days after each Quarter Date with (i) a list identifying all such bank accounts held outside Germany and evidencing the balances of such accounts as of the relevant Quarter Date together with (ii) written confirmation by the relevant German Obligor or by the Company, respectively, that the relevant balances at no time exceed the maximum amount of e500,000 and e2,000,000, as the case may be, in the aggregate of all such non-German bank accounts of all German Obligors;

             (s) (Tender Offer) the Company shall (i) commence a tender offer for the Convertible Bonds as soon as practicable after the Company's extraordinary general meeting at which approval therefor is sought and obtained and in any event no later than three days after the Closing Date (the "Tender Offer"), (ii) on or; prior to the Closing Date, irrevocably deposit into the Convert Deposit Account an amount sufficient to fund principal and interest (through maturity) of the Convertible Bonds, (iii) from the submitting of the tender documents to Bafin until close of the tender for the Convertible Bonds not make or permit any amendment to the terms and conditions of the Tender Offer and (iv) ensure that the principal and related interest amounts deposited in the Convert Deposit Account in respect of any Convertible Bonds not tendered shall remain in the Convert Deposit Account and shall further pay into the Convert Deposit Account an additional amount equal to the present value of the remaining interest obligation in respect of such Convertible Bonds;

             (t) (Dormant Companies) (i) the Company shall ensure that no Group Member shall, while it is a Dormant Company (A) carry on any business or incur any liability or (B) demand or accept payment of any indebtedness owing to it by any other Group Member; and (ii) no Group Member shall pay any indebtedness owing to any Dormant Company;

             (u) (Certain Treasury Regulation Matters) in the event that the Borrower determines to take any action inconsistent with its intention as set forth in the first sentence of Section 3.01(hh), it will promptly notify the Administrative Agent thereof.

             SECTION 5.02. Reports and Information. (a) The Company shall supply to the Administrative Agent (i) as soon as the same become available, but in any event within 120 days after the end of each of its financial years
(A) its audited consolidated and unconsolidated financial statements for that financial year and (B) at the request of the Administrative Agent, the financial statements of each Obligor (audited where audited financial statements are available) for that financial year, each comprised of its respective balance sheet, profit and loss account and cash flow statement and
(ii) as soon as the same become available, but in any event within 50 days after the end of each Financial Quarter in each of its financial years, its unaudited consolidated financial statements (in a form satisfactory to the Administrative Agent) for that Financial Quarter comprised of its balance sheet, profit and loss account and cash flow statement, together with a description of the business, market and financial developments of the Company and each business segment.

             (b) The Company shall supply to the Administrative Agent, with each set of financial statements delivered pursuant to clause (i)(A) or (ii) of paragraph (a) above, a Compliance Certificate setting out (in reasonable detail), in each case as at the date to which those financial statements were drawn up: (i) computations as to compliance with the Financial Covenants, (ii) (in the case of a Compliance Certificate accompanying audited financial statements) computations establishing the amount of Excess Cash Flow (if any), together with a calculation of how that amount has been determined, (iii) in the case of the annual audited consolidated financial statements certified by the Company's auditors, a confirmation that the Minimum Guarantor Coverage has been met as per the relevant balance sheet date and (iv) (in the case of a Compliance Certificate accompanying unaudited quarterly financial statements) a list of all Material Subsidiaries. The Company shall ensure that each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to clause (i)(A) of paragraph (a) above, by the auditors that certified such statements.

             (c) Each set of financial statements delivered by the Company pursuant to clause (i)(A) of paragraph (a) above shall be audited and certified without material qualification by an internationally recognized firm of independent auditors approved by the Administrative Agent.

             (d) Each set of financial statements delivered by the Company pursuant to paragraph (a) above shall be certified by two directors or, as the case may be, two members of the management board of the Company or relevant Obligor as fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up.

             (e) Each set of financial statements delivered by the Company pursuant to clause (ii) of paragraph (a) above shall be in such form as the Administrative Agent may reasonably require and shall include a comparison of actual performance with the performance projected by the relevant Budget for the period to which those financial statements relate, as well as a comparison with the preceding year, and shall provide management commentary explaining any differences in such performance and any material developments or proposals affecting the Group or its business.

             (f) The Company will ensure that each set of financial statements delivered by it pursuant to paragraph (a) above is prepared using the IFRS and accounting practices and financial reference periods consistent with those applied in the preparation of the Base Financial Statements unless, in relation to any set of financial statements, it notifies the Administrative Agent that such financial statements have been prepared on a different basis as a result of a change in accounting principles and its auditors (being an internationally recognized firm of independent auditors approved by the Administrative Agent) and shall deliver to the Administrative Agent (i) a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Base Financial Statements were prepared and (ii) sufficient information, in form and substance as may be reasonably required by the Administrative Agent, to enable the Lenders to determine whether the Financial Covenants have been complied with and to establish any of the other matters referred to in paragraph (b) above and to make an accurate comparison between the financial position indicated in those financial statements and the Base Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Financial Statements were prepared.

             (g) If the Company notifies the Administrative Agent of a change in accordance with paragraph (f) above then the Company and Administrative Agent shall enter into negotiations in good faith with a view to agreeing (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement and (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed and approved in accordance with Section 10.08 they shall take effect and be binding on each of the parties hereto in accordance with their terms.

             (h) The Company shall, as soon as the same becomes available and in any event no later than three months after the commencement of each financial year of the Group, deliver to the Administrative Agent a budget (the "Budget") for that financial year and the following three financial years (together, the "Financial Years under Review") (in a form and showing such detailed information as the Administrative Agent may reasonably require) prepared by reference to each Financial Quarter and including (i) forecasts of any projected disposals (including timing and amount of any projected disposals) on a consolidated basis of the Group for each Financial Year under Review; (ii) projected profit and loss accounts (including projected turnover and operating costs), broken down in respect of operating profit before depreciation and amortization in different business units/divisions, and projected balance sheets and cash flow statements, together with the main operating assumptions relating to such projected financial statements, on a quarterly basis, for each Financial Year under Review on a consolidated basis for the Group; (iii) revisions to the projections set out in the Budget and actuals of the preceding year, together with the main operating assumptions relating thereto, for each Financial Year under Review, based on the financial condition and performance and prospects of the Group at such time;
(iv) projected Capital Expenditure to be incurred on a Financial Quarter basis for the Financial Years under Review on a consolidated basis for the Group; and
(v) projected Consolidated EBITDA as at the end of each Financial Quarter. The Company shall provide the Administrative Agent with details of any material changes in the projections delivered under this paragraph (h) as soon as reasonably practicable after it becomes aware of any such change.

          (i)  The Company shall supply to the Administrative Agent:

               (i) all material documents dispatched by any Group Member to its shareholders (or any class of them) or by the Company and its Material Subsidiaries to its creditors (or any class of them) generally at the same time as they are dispatched;

               (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member and which might, if adversely determined, have a Material Adverse Effect and any details of any litigation or administrative proceeding which are current, or any material litigation or material administrative proceedings which are threatened or pending, regarding competition law proceedings and related civil lawsuits, including, for the avoidance of doubt, any fines which have been assessed by way of any administrative proceedings by any Government Authority, including details regarding the Existing Competition Law Proceedings as identified in Schedule 2;

               (iii) in relation to each Financial Quarter, a status report relating to the Existing Competition Law Proceedings signed by the Company's in-house legal counsel;

               (iv) promptly upon becoming aware of them, the details of any labor dispute which is current, threatened or pending against any Group Member and which might, if adversely determined, have, whether in respect of that Group Member or the Group taken as a whole, a Material Adverse Effect;

               (v) promptly upon becoming aware of them, the details of any rating or, following the issuance of any such rating, any change in an Obligor's credit rating or the rating of the Facility by Moody's or by S{ampersand}P; (vi) promptly upon becoming aware of them, the details of any proposed acquisition(s) (as defined below), to the extent such details are not subject to the terms of a reasonable confidentiality undertaking, in excess of e2,500,000 per annum, including, but not limited to (A) the provision of the target company's audited annual financial statements, (B) due diligence reports prepared in connection with such acquisition(s) and (C) pro forma projections for the Group after the acquisition of the target company; "acquisitions" for the purposes of this clause (vi) shall mean any investment or acquisition of any share or any interest in the capital of any person, or the investment or acquisition of any business or going concern or the whole or substantially the whole of any assets or business of any person (or any assets that constitute a division or operation unit of the business of any person);

               (vii) promptly upon becoming aware of them, the details of any material change with regard to lines of credit exceeding in each case e1,000,000 granted by banks and/or financial institutions other than the Senior Lenders in relation to the Senior Facilities;

               (viii) details of any change in the corporate ownership structure of the Group from that set out in the Group Structure Chart;

               (ix) at each Quarter Date a cash flow analysis, signed by the chief financial officer of the Company, in relation to the preceding Financial Quarter;

               (x) promptly, and, in any event, prior to the date on which any Subsidiary becomes a Guarantor, such further information regarding the financial condition, business and operations of any Group Member as any Lender (through the Administrative Agent) may reasonably request (including any requirements with respect to applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act);

               (xi) any communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, might have a Material Adverse Effect or result in liabilities of, and/or expenditure by, one or more Group Members in excess of e5,000,000 (or its equivalent in another currency or currencies) in aggregate;

               (xii) promptly upon becoming aware of them, the details of any claim(s) and/or potential claim(s) for an amount in excess of e10,000,000 (or its equivalent in another currency or currencies) in aggregate made by or on behalf of any Group Member under any insurance policy;

               (xiii) promptly upon becoming aware of them, the details of any Group Member which becomes or ceases to be a Dormant Company; and

               (xiv) to the extent not provided pursuant to the foregoing clauses (i) through (xiii), any notice or written information (other than notices of borrowings or other routine notices related to the administration of the German Credit Agreement) delivered to the lenders generally under the German Credit Agreement (or to the European Facility Agent for delivery to such lenders).

             (j)  Each Obligor shall notify the  Administrative  Agent  of  any
Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor), and promptly upon a request by the Administrative Agent, the Company shall supply to the Administrative Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

             (k) (i) The Company shall ensure that each U.S. Group Member and each ERISA Affiliate (each a "Relevant Company") shall (A) promptly and in any event within 30 days after any Relevant Company knows or has reason to know that any ERISA Event which would reasonably be expected to have a Material Adverse Effect has occurred and (B) promptly and in any event within 10 days after any Relevant Company knows or has reason to know that a request for a minimum funding waiver under section 412 of the Code has been filed with respect to any Tile IV Plan or Multiemployer Plan, deliver to the Administrative Agent a written statement of the chief financial officer of the Company describing such ERISA Event or waiver request and the action, if any, that it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto and (ii) the Company shall ensure that each Relevant Company shall, simultaneously with the date that any Relevant Company files a notice of intent to terminate any Title IV Plan (if such termination would require material additional contributions in order to be considered a standard termination with the meaning of section 4041(b) of ERISA), deliver to the Administrative Agent a copy of such notice.

             (l) Each Obligor shall (and the Company shall ensure that each Group Member will) keep books and records which accurately reflect in all material respects all of its business, affairs and transactions.

             (m) (i) If an Event of Default is continuing or the Required Lenders reasonably believe, after consultation with the Company, that any financial statement, certificate or calculation provided under this Agreement is inaccurate or incomplete in any material respect, the Administrative Agent (acting on the instructions of the Required Lenders) may (A) instruct (or require the Company to instruct) the auditors of the Company (or such other internationally recognized big four firm of accountants as the Administrative Agent selects) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Group or (B) instigate such other investigations and commission such other reports as the Administrative Agent (acting on the instructions of the Required Lenders) reasonably requires, with the reasonable costs and expense of each such investigation or report be borne by the

Company, and (ii) each Obligor shall (and the Company shall ensure that each other Group Member will) cooperate fully with any person carrying out an investigation or preparing a report pursuant to clause (i) above.

             SECTION 5.03. Use of  Proceeds.   The Company shall ensure that the
proceeds of the Loans only be used for an Eligible Purpose.


                                  ARTICLE VI


                              Negative Covenants

             The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable hereunder or under any other Finance Document with respect to the Loans have been paid in full, unless the Required Lenders shall otherwise consent in writing:

             SECTION 6.01. Negative Pledge. No Obligor shall (and the Company shall ensure that no other Group Member will) (a) create or permit to subsist any Security over any of its assets or (b) (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Group Member, (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms, (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, or (iv) enter into any other preferential arrangement having a similar effect, in each case, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. Clauses (a) and (b) of the immediately preceding sentence do not apply to Permitted Security. No Obligor shall (and the Company shall ensure that no other Group Member will) agree to create or permit to subsist any covenant in any document, other than the Finance Documents, the Bridge Loan, the Exchange Notes Indenture, the High Yield Notes and the Convertible Bonds, that it will not create or permit to subsist any Security over any of its assets.

             SECTION 6.02. Disposals. (a) Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options, any Permitted Joint Venture and the conversion rights under the Convertible Bonds, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any shares in any Group Member, unless such sale, lease, transfer or disposal of shares is made to an Obligor and the Company provides evidence satisfactory to the Security Agent (including a confirmation of the relevant Obligor's external legal counsel addressed to such Obligor and expressed to be made available to, and to be relied upon by, the Security Agent on behalf of the Lenders), that the Security created over such shares in favor of the Secured Parties is not impaired thereby.

             (b) No Obligor shall (and the Company shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any part of its respective assets (other than shares referred to in paragraph (a) above), other than Permitted Disposals.

             SECTION 6.03. Options. Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the Convertible Bonds, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into or permit to subsist any option or other arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require any Group Member to purchase or otherwise acquire or sell or otherwise dispose of any material property or any interest in any material property otherwise than where any such arrangement is permitted by
Section 6.14.

             SECTION  6.04.  Change  of  Business.   No  Obligor  shall (and the
Company shall ensure that no other Group Member will) make, or take any steps to make, any substantial change to the general nature of its business from that carried on at the Signing Date or carry on any other business which results in any substantial change to the general nature of the business of the Group as a whole from that carried on at the Signing Date.

             SECTION 6.05. Constitutional Documents. No Obligor shall request, permit or make any change to its constitutional documents without written notification to the Administrative Agent where such change relates to the shareholders, the share capital, the management, the registered office or the legal form of such Obligor.

             SECTION  6.06.  Share  Capital.   No Obligor shall (and the Company
shall ensure that no other Group Member will) (a) redeem, purchase, return or make any repayment in respect of any of its share capital or make any capital distribution or enter into any agreement to do so or (b) allot or issue any shares or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of any share, partnership interest, loan note or loan capital of such Obligor or other Group Member (including an option or a right of pre-emption or conversion) or enter into any agreement or pass any corporate resolution to do any of the foregoing other than (i) for the purposes of an issue of shares by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company provided that Security is, in respect of the shares of an Obligor, created over such shares in favor of the Secured Parties or (ii) for the purposes of an issue of shares by the Company to a person who acts or is to act as the trustee of any Group pension scheme or employee or management incentive scheme provided that such scheme has been approved in writing by the Administrative Agent, such approval not to be unreasonably withheld.

             SECTION 6.07. Dividends and Other Distributions. As long as the Leverage Ratio is greater than 1.00 to 1.00: (a) the Company to the extent permissible under German law, will recommend not to make and not to propose to make any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly; and

             (b) the Company will refrain from making any share buy-backs other than as provided for in the Management and Employee Benefit Plans.

             SECTION 6.08. Subordinated and Intra-Group Debt. No Obligor shall (and the Company shall ensure that no other Group Member will) (a) pay, repay, prepay, redeem, purchase or otherwise retire the principal amount of any indebtedness, (b) pay any interest or return on principal or repayment of principal or other distribution (whether in cash or kind) but excluding, for the avoidance of doubt, the capitalization of interest of any payment in kind, or PIK interest, or make any distribution of assets or other payments whatsoever in respect of any indebtedness or (c) set apart any sum for any aforesaid purpose, including, without limitation, by depositing any moneys in a defeasance trust or the taking of any similar action, in each case which indebtedness (A) is subordinate or junior in right of payment to the obligations under the Senior Facilities pursuant to a written agreement to that effect (other than, in the case of this clause (A), regular scheduled payments of interest or other amounts as and when due, to the extent not prohibited by applicable subordination provisions) or (B) is under any Intra-Group Loan Document with a member of the Group which is not an Obligor. Without affecting the ranking of the High Yield Notes, this Section 6.08 shall apply thereto as if they were within the classes of indebtedness covered hereby.

             SECTION 6.09. Cash Flow Restrictions. The Company shall ensure that, other than the Finance Documents, the Bridge Loan and the High Yield Notes, no Group Member will be a party to any contractual or similar arrangement pursuant to which any Group Member is prohibited from making any payments of dividends or other distributions, or from lending monies, to another Group Member.

             SECTION 6.10. Merger. With the exception of Permitted Mergers, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger or corporate reconstruction which results in assets being transferred from it to an entity that is not an Obligor unless the Administrative Agent (acting on the instructions of the Required Lenders) shall have given its prior written consent thereto, such consent not to be unreasonably withheld.

             SECTION 6.11. Indebtedness. No Obligor shall (and the Company shall ensure that no other Group Member will) incur, create or permit to subsist or have outstanding:

             (a)  any Financial Indebtedness other than Permitted Indebtedness;
or

             (b) any other indebtedness, except in the ordinary course of its business.

             SECTION 6.12. Loans Out. No Obligor shall (and the Company shall ensure that no other Group Member will) make any loans, grant any credit or provide any other financial accommodation to or for the benefit of any person, including any of its shareholders, except Permitted Loans.

             SECTION 6.13. Guarantees or Contingent Liabilities. No Obligor shall (and the Company shall ensure that no other Group Member will) (a) give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person or (b) be or become directly or indirectly or actually or contingently liable for any loss, damage or expense resulting from the non-payment or breach of any obligation of any other person, except for Permitted Guarantees or Contingent Liabilities.

             SECTION 6.14. Treasury Transactions. No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any Treasury Transaction except for (a) Treasury Transactions entered into in accordance with Section 5.01(n), and (b) any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge actual or projected interest rate, currency value or commodity price exposures incurred by any Group Member in the ordinary course of business.

             SECTION 6.15.  Acquisitions.   No  Obligor  shall (and the Company
shall ensure that no other Group Member will) engage in any Acquisitions other than Permitted Acquisitions or as otherwise permitted by Section 6.16.

             SECTION 6.16. Joint Ventures. (a) No Obligor shall (and the Company shall ensure that no other Group Member will) form, or enter into, or permit to subsist, purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in or transfer any assets to, or lend to, or guarantee or give security for the obligations of, any partnership, consortium, Joint Venture or other like arrangement or agree to do any of the foregoing.

             (b) Paragraph (a) above shall not apply to (i) any partnership, consortium, Joint Venture or other like arrangement existing at the Signing Date, (ii) any Permitted Loans, (iii) any Permitted Joint Ventures or (iv) any Permitted Guarantees and Contingent Liabilities.

             SECTION 6.17. Amendments to Finance and Other Documents. Neither the Company nor any Obligor shall amend, vary, novate, supplement or terminate any Finance Document (other than the German Credit Agreement), any Subordinated Finance Document or any document delivered to the Administrative Agent pursuant to Article IV or Section 9.16, or waive any right thereunder, except for
(a) any of the foregoing which is expressly consented to in writing by the Administrative Agent (acting on the instructions of the Required Lenders) or
(b) any amendment, variation or waiver which is of a minor or technical nature.

             SECTION 6.18. Material Adverse Effect. No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any agreement or obligation (a) which is reasonably likely to have a Material Adverse Effect or (b) the performance of which would result in a breach of any provision of any Finance Document by any Obligor.

             SECTION 6.19. Arm's Length Terms. No Obligor shall (and the Company shall ensure that no Group Member will) enter into any contract or arrangement with or for the benefit of any other person (including any disposal to that person) other than in the ordinary course of business and on arm's length terms.

             SECTION 6.20. Net Worth.   Net Worth shall at all times throughout
the term of the Facility exceed e325,000,000.

             SECTION 6.21. Interest Coverage Ratio. The Company must ensure that the Interest Coverage Ratio for each Relevant Period ending on each Quarter Date specified in Column A below shall equal or exceed the ratio set out opposite such Quarter Date in Column B below:


Column A                     Column B
(Quarter Date)               (Ratio)
March 31, 2004               2.00 to 1.00
June 30, 2004                2.00 to 1.00
September 30, 2004           2.25 to 1.00
December 31, 2004            2.45 to 1.00
March 31, 2005               2.55 to 1.00
June 30, 2005                2.65 to 1.00
September 30, 2005           2.75 to 1.00
December 31, 2005            2.85 to 1.00
March 31, 2006               3.00 to 1.00
June 30, 2006                3.15 to 1.00
September 30, 2006           3.30 to 1.00
December 31, 2006            3.45 to 1.00
March 31, 2007               3.50 to 1.00
June 30, 2007                3.60 to 1.00
September 30, 2007           3.65 to 1.00
December 31, 2007            3.75 to 1.00
March 31, 2008               3.90 to 1.00
June 30, 2008                4.00 to 1.00
September 30, 2008           4.20 to 1.00
December 31, 2008 and        4.35 to 1.00
 each Quarter Date thereafter

             SECTION 6.22. Leverage Ratio. The Company must ensure that the Leverage Ratio for each Relevant Period ending on each Quarter Date specified in Column A below shall not be greater than the ratio set out opposite such Quarter Date in Column B below:

Column A                       Column B
(Quarter Date)                 (Ratio)
March 31, 2004                 5.85 to 1.00
June 30, 2004                  5.85 to 1.00
September 30, 2004             5.15 to 1.00
December 31, 2004              4.65 to 1.00
March 31, 2005                 4.45 to 1.00
June 30, 2005                  4.35 to 1.00
September 30, 2005             4.05 to 1.00
December 31, 2005              3.90 to 1.00
March 31, 2006                 3.55 to 1.00
June 30, 2006                  3.40 to 1.00
September 30, 2006             3.10 to 1.00
December 31, 2006              2.85 to 1.00
March 31, 2007                 2.75 to 1.00

Column A                       Column B
(Quarter Date)                 (Ratio)
June 30, 2007                  2.70 to 1.00
September 30, 2007             2.55 to 1.00
December 31, 2007              2.40 to 1.00
March 31, 2008                 2.25 to 1.00
June 30, 2008                  2.20 to 1.00
September 30, 2008 and         2.00 to 1.00
   each Quarter Date thereafter

             SECTION 6.23. Minimum Guarantor Coverage. The Company must ensure that the contribution to Consolidated EBITDA and turnover of the Guarantors represent at all times at least 85% of the Consolidated EBITDA and turnover of the Group (the "Minimum Guarantor Coverage").

             SECTION 6.24. Senior Net Debt to Consolidated EBITDA. The Company must ensure that the ratio of Senior Net Debt to Consolidated EBITDA for each Relevant Period ending on a Quarter Date specified in Column A below shall not be greater than the ratio set out opposite such Quarter Date in Column B below:

Column A                       Column B
(Quarter Date)                 (Ratio)
March 31, 2004                 2.55 to 1.00
June 30, 2004                  2.55 to 1.00
September 30, 2004             2.20 to 1.00
December 31, 2004              1.95 to 1.00
March 31, 2005                 1.85 to 1.00
June 30, 2005                  1.80 to 1.00
September 30, 2005             1.65 to 1.00
December 31, 2005              1.55 to 1.00
March 31, 2006                 1.30 to 1.00
June 30, 2006                  1.25 to 1.00
September 30, 2006             1.05 to 1.00
December 31, 2006 and          1.00 to 1.00
   each Quarter Date thereafter


             SECTION  6.25.  Fixed  Charge  Coverage  Ratio.   The Company must
ensure that the fixed charge cover ratio being:

             (A - B) + C
             -----------
               (C + D)


             where:

             A is the Group's Cash Flow from Operating Activities plus any fees paid in relation to this Agreement, the Bridge Loan, the High Yield Notes, the Rights Issue and the Tender Offer, plus any amounts paid in respect of the U.S. Competition

Law Liabilities, the Canadian Competition Law Liabilities, the EU Competition Law Liabilities to the extent paid from the Cartel Deposit Account, and any civil lawsuits settled in 2004 up to an amount of e3,000,000;

             B      is the Group's Cash Flow from Investing Activities;

             C      is the Net Interest Expense; and

             D      is the Amortization and Other Payments;

in each case for each Relevant Period ending on a Quarter Date (commencing on December 31, 2004), shall not be lower than 1.00 to 1.00.

             SECTION 6.26. Maximum Capital Expenditure. The Company must ensure that the aggregate Capital Expenditure of the Group in respect of each financial year of the Company specified in Column A below, shall not exceed the amount set out opposite such financial year in Column B below:

Column A             Column B
(Financial Year Date)(Amount e)
December 31, 2004    53,000,000
December 31, 2005    55,000,000
December 31, 2006    54,600,000
December 31, 2007    53,600,000
December 31, 2008    53,600,000
December 31, 2009    53,600,000

If in any financial year (the "Original Financial Year") the amount of the Capital Expenditure is less than the maximum amount permitted for the Original Financial Year (the difference being referred to below as the "Unused Amount"), then the maximum expenditure amount set out in Column B above for the immediately following financial year shall be increased by an amount (the "Carry-Forward Amount") equal to the lesser of (i) 50% of the maximum amount permitted for the Original Financial year and (ii) the Unused Amount.

             SECTION 6.27. Calculations. All calculations made for the purposes of the Financial Covenants set out in Sections 6.21 to 6.25 shall be made by reference to, where the Relevant Period to which such covenant relates ends on, or the Quarter Date to which such covenant relates falls on:

             (a) any day other than the last day of any financial year of the Company, the unaudited consolidated financial statements of the Company for each of the four consecutive Financial Quarters within that Relevant Period or, as the case may be, the unaudited consolidated financial statements of the Company for the Financial Quarter ending on that Quarter Date, in each case as delivered pursuant to Section 5.02(a); and

             (b) the last day of any financial year of the Company, as in paragraph (a) above or, when so delivered, the audited consolidated financial statements of the Company for that financial year.

             SECTION 6.28. Financial Testing. (a) Each of the Financial Covenants (other than Minimum Guarantor Coverage) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Section 5.02(a) and (b).

             (b) All Financial Covenants set out in Sections 6.21, 6.22, 6.24 and 6.25 shall be tested against the Company's latest consolidated financial statements on a four Financial Quarter rolling basis and adjusted pro forma for Permitted Acquisitions and Permitted Disposals assuming such transactions had occurred at the beginning of the Relevant Period. The Minimum Guarantor Coverage shall be tested on the basis of the Company's consolidated financial statements as of September 30, 2003, and subsequently on the basis of the Company's consolidated financial statements as per year-end starting with December 31, 2004.

                                  ARTICLE VII


                               Events of Default

             Each of these events or circumstances is an "Event of Default":

             (a) (Non-Payment) An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless (i) its failure to pay is caused by administrative or technical error and (ii) payment is made within two Business Days of its due date.

             (b)  (Financial  Covenants)   Any  requirement  of  the  Financial
Covenants is not satisfied.

             (c) (Other Obligations) An Obligor does not comply with a material provision of the Finance Documents (other than those referred to in (a) and (b) above) or does not comply with any provision of the Finance Documents which is capable of remedy and fails to remedy such breach within a grace period specified by the Administrative Agent of not more than ten Business Days.

             (d) (Misrepresentation) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which has or is reasonably likely to have a Material Adverse Effect.

             (e) (Cross Default) (i) Any Financial Indebtedness of any Group Member is not paid when due and payable nor within any originally applicable grace period; (ii) any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described); (iii) any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described); or (iv) any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of any Group Member due and payable prior to its specified maturity as a result of an event of default (however described);

provided that no Event of Default will occur under this paragraph (e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses (i) to (iv) above is less than e2,500,000 (or its equivalent in any other currency or currencies).

             (f) (Insolvency) (i) A Group Member located in an OECD country or a Material Subsidiary (each a "Relevant Company") is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. In particular, any Relevant Company incorporated under the laws of Germany (a "German Relevant Company") is unable to pay its debts as they fall due or is over indebted, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvenzordnung, any German Relevant Company files for insolvency or the board of directors of any German Relevant Company is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Relevant Company or any event occurs with respect to any other Relevant Company which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect; (ii) any event or proceedings are taken with respect to any Relevant Company that has a similar effect to any of the provisions set out in clause (i) above; or (iii) a moratorium is declared in respect of any indebtedness of any Relevant Company.

             (g) (Insolvency Proceedings) Any corporate action, legal proceedings or other procedure or step is taken in relation to (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Relevant Company other than a solvent liquidation or reorganization of any Relevant Company which is not an Obligor; (ii) a composition, assignment or arrangement with any creditor of any Relevant Company; (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a Relevant Company which is not an Obligor), receiver, administrator, provisional administrator, administrative receiver, compulsory manager or other similar officer in respect of any Relevant Company or any of its assets; or (iv) enforcement of any Security over any material assets of any Relevant Company, or any analogous procedure or step is taken in any jurisdiction, unless such corporate action, legal proceedings or analogous procedure or step is fully discontinued within fourteen days of its commencement.

             (h) (Creditors' Process) Any attachment, sequestration, distress or execution affects any asset or assets of a Relevant Company having an aggregate value of e1,500,000 and is not discharged within 14 days.

             (i) (Ownership of the Obligors) Except in relation to a sale of shares in Hitco Carbon Composites, Inc. under an existing call option with its chief executive officer, an Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company on or after the Closing Date.

             (j) (Finance Documents) If (i) it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents; (ii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document; or (iii) any Finance Document is not or ceases to be binding on or enforceable against an Obligor, and, in each case, the risk or security position of the Lenders is materially adversely affected thereby.

             (k) (Transaction Security) If (i) any Transaction Security is not in full force and effect with the ranking and priority it is expressed to have; or (ii) an Obligor repudiates any of the Transaction Security or evidences an intention to repudiate any of the Transaction Security, and, in either case, the security or risk position of the Lender is materially adversely affected thereby.

             (l) (Cessation of Business) Any Obligor suspends or ceases to carry on all or any substantial part of its business or proposes to do so.

             (m) (Auditors' Qualification) The Company's auditors qualify their report on the audited consolidated financial statements of the Group in any manner that is, in the opinion of the Required Lenders (acting reasonably), materially adverse in the context of the Finance Documents and the transactions contemplated by the Finance Documents.

             (n) (Material Adverse Change or Effect) Any event or circumstance occurs which the Required Lenders reasonably believe has had or could have a Material Adverse Effect on the Lenders' risk and security position.

             (o) (Guarantor Accession) Any of the Material Subsidiaries has not become an Additional Guarantor on or before the date falling 90 days after the respective date referred to in Section 9.16.

             (p)  (Compulsory Acquisition)   All  or  any part of the assets of
any Group Member having a value in excess of e5,000,000 are seized, nationalized, expropriated or compulsorily acquired by, or by the order of, any Government Agency where such seizure, nationalization, expropriation or compulsory acquisition might have a Material Adverse Effect.

             (q)  (Change of Control)  There is a Change of Control.

             (r) (Proceedings) Any litigation, arbitration, labor dispute or administrative proceedings of or before any court, arbitral body or agency (other than the proceedings referred to in (ii) below) which, if adversely determined, could, in the reasonable opinion of the Required Lenders, be expected to have a Material Adverse Effect, is or are started in accordance with the applicable procedural rules in the relevant jurisdiction or threatened against any Group Member; other than the Existing Competition Law Proceedings, any competition law related (A) civil litigation, civil lawsuits or other civil proceedings of or before any court are started in accordance with the applicable procedural rules in any relevant jurisdiction against any Group Member which, if adversely determined, could, in the reasonable opinion of the Required Lenders, be expected to have a Material Adverse Effect (B) fines in the aggregate amount exceeding e2,500,000 are assessed by way of any administrative proceedings by any

Government Agency or (C) fines in relation to the Existing Competition Law Proceedings are subsequently increased. However, before accelerating the Facility pursuant to this Article VII, the parties will enter into negotiations in good faith for a period not exceeding 30 days after the occurrence of any of the events set out in clauses (A), (B) and (C) above with a view to continue the Loans as outstanding.]

             (s) (Unlawfulness) It is or becomes unlawful for any person (other than a Finance Party) to perform any of its obligations under the Finance Documents.

             (t)   (Repudiation)   Any  person (other  than  a  Finance  Party)
repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

             (u) (Intercreditor Agreement) (i) Any party (other than a Finance Party) fails to comply with its obligations under the Intercreditor Agreement; (ii) any warranty made by any Group Member in the Intercreditor Agreement is incorrect in any material respect when made; (iii) the
Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto or shall otherwise not be effective by reason of any act or omission by any Group Member or any other party thereto.

In case of the happening of an Event of Default, then, and in every such event (other than an event described in paragraph (f) or (g) above with respect to any Obligor under Title 11 of the United States Code), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Finance Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Finance Document to the contrary notwithstanding; and in any event described in paragraph (f) or (g) above with respect to any Obligor under Title 11 of the United States Code, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Finance Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Finance Document to the contrary notwithstanding.



                                 ARTICLE VIII

                           The Administrative Agent

             Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Finance Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent is hereby expressly authorized to execute any and all documents (including the Intercreditor Agreement, the Security Trust Document, any other Security Document and releases and authorizations to the Security Trustee) with respect to the Security and the rights of the parties secured thereunder with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Finance Documents.

             The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company, the Borrower, any other Group Member or other Affiliate thereof as if it were not the Administrative Agent hereunder.

             The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), and (c) except as expressly set forth in this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Borrower or any other Group Member that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.08) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the
Administrative Agent by the Company, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Finance Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Finance Document, (iv) the validity, enforceability, effectiveness or genuineness of any Finance Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Finance Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

             The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall
not incur any  liability  for  relying  thereon.   The Administrative

Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

             The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Commitments as well as activities as Administrative Agent.

             Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article VIII and Section 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Administrative Agent.

             Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Finance Document, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX


                            Guarantee and Indemnity

     SECTION 9.01. Guarantee and Indemnity. Subject to Sections 9.09, 9.10, 9.11, 9.12, 9.13, 9.14 and 9.15, each Guarantor irrevocably and unconditionally jointly and severally:

             (a) guarantees to the Administrative Agent and each Lender (each, a "Guaranteed Party") punctual performance by the Borrower of all of the Borrower's obligations under the Finance Documents;

             (b) undertakes with each Guaranteed Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

             (c) indemnifies each Guaranteed Party immediately on demand against any cost, loss or liability suffered by that Guaranteed Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Guaranteed Party would otherwise have been entitled to recover.

             SECTION 9.02. Continuing Guarantee. This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

             SECTION 9.03. Reinstatement. If any payment by an Obligor or any discharge given by a Guaranteed Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

             (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

             (b) each Guaranteed Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

             SECTION 9.04. Waiver of Defenses. The obligations of each Guarantor under this Article IX will not be affected by an act, omission, matter or thing which, but for this section, would reduce, release or prejudice any of its obligations under this Article IX (without limitation and whether or not known to it or any Guaranteed Party) including:

             (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

             (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

             (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

             (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

             (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

             (f)  any   unenforceability,   illegality   or  invalidity  of  any
obligation of any person under any Finance Document or any other document or security; or

             (g) any insolvency or similar proceedings.

             SECTION 9.05. Immediate Recourse. Each Guarantor waives any right it may have of first requiring any Guaranteed Party (or any trustee on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Article
IX. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

             SECTION 9.06. Appropriations. Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Guaranteed Party (or any trustee on its behalf) may:

             (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Guaranteed Party (or any trustee on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

             (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Article IX.

             SECTION 9.07. Deferral of Guarantors' Rights. Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Administrative Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

             (a) to be indemnified by an Obligor;

             (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

             (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guaranteed Parties under the Finance

Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Guaranteed Party.

             SECTION 9.08. Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guaranteed Party.

             SECTION 9.09. Limitations for German Guarantors. Each Guaranteed Party agrees that the enforcement of the guarantee and indemnity pursuant to this Article IX, and any Security provided by a Guarantor pursuant to the terms of the Security Documents, other than in respect of Loans made available to such Guarantor or to a Subsidiary of such Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any Obligor (other than the Company) which is a German limited liability company (a "German Obligor"), to the extent that payment under that guarantee and indemnity, or the enforcement of the Security, would cause the higher of (i) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's registered share capital) as per December 31, 2003, minus 10% (the "Base Net Assets") and (ii) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's registered share capital) as per the end of the calendar month preceding the date of enforcement of this guarantee and indemnity or of any Security (the "Current Net Assets") to fall below its registered share capital, provided that for the purposes of the calculation of the Base Net Assets and the Current Net Assets the following balance sheet items shall be adjusted as follows:

             (A) the amount of any increase of the registered share capital of the relevant German Obligor after the Signing Date shall be deducted from the relevant registered share capital;

             (B) loans provided to the relevant German Obligor (or to any direct or indirect Subsidiary of such German Obligor) by any Group Member shall be disregarded if and to the extent such loans have been made from funds made available to a German Obligor pursuant to the terms of this Agreement, or are subordinated, or are considered subordinated pursuant to Sec. 32a GmbHG; and

             (C) loans and other liabilities incurred in violation of the provisions of this Agreement shall be disregarded,

and further provided that the relevant German Obligor shall for the purposes of the determination of the Base Net Assets and the Current Net Assets dispose of all assets where the relevant assets are shown in the balance sheet of the German Obligor with a book value which is significantly lower than the market value of such assets. The above limitations shall not apply if following notification by a Guaranteed Party of claims raised under the guarantee and indemnity pursuant to this Article IX, or of the enforcement of Security by such Guaranteed Party, the relevant German Obligor does not provide conclusive evidence, including in particular interim financial statements up to the end of the last completed calendar month (which shall be audited if reasonably requested by the Administrative Agent), within 25 days after the date of such notification, or if after receipt of such unaudited statements notification is given to the relevant German Obligor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within 50 days after the date of such notification.

             (b) Each German Obligor may at any time request by giving written notice to the Administrative Agent that the amount of the Base Net Assets relevant for the purpose of this Section is reduced to an amount (the "Reduced Amount") corresponding to the amount of such German Obligor's actual net assets (to be determined as set out in clause (a) above), plus or minus, as the case may be, any decrease or increase to be reasonably expected in the course of a period of one month from the date of receipt by the Administrative Agent of the notice (the "Notice Period"). Together with any such written request, the relevant German Obligor shall provide the Administrative Agent with reasonable evidence (substantially applying the rules applicable for setting up a statement of overindebtedness ("{U"}berschuldungsstatus")) showing the German Obligor's net assets position (to be determined as set out in clause (a) above), and shall further provide the Administrative Agent with a written confirmation setting out the German Obligor's projected net assets as per the end of the Notice Period and stating the reasons therefor in reasonable detail. Upon the lapse of the Notice Period, the Base Net Assets shall be deemed to correspond to the Reduced Amount, unless the Lenders have terminated this Agreement in accordance with the provisions of this Agreement and notified the respective German Guarantor thereof before the lapse of such Notice Period.

             SECTION  9.10.   Limitations  for  Austrian  Obligors.   (a)  Each
Guarantor established in Austria ("Austrian Guarantor") acknowledges that (i) it will receive valuable direct or indirect benefits as a result of the Facility made available under this Agreement, (ii) it will receive an adequate and arm's length annual fee for granting the guarantee under this Article IX from one or more other Group Members, (iii) each Guaranteed Party has acted in good faith in connection with the guarantee given by that Austrian Guarantor and the transactions contemplated by the Finance Documents and (iv) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature.

             (b) Notwithstanding anything to the contrary contained herein or any other Finance Document, the liability of each Austrian Guarantor (i) shall be limited to funds applied by the Borrower for the valuable direct or indirect benefits of the Austrian Guarantors and (ii) shall be limited to an amount of
(A) the Future Additional Net Asset Value of that Austrian Guarantor in addition, if applicable, (B) the equivalent in Euro of the aggregate Borrowings (plus accrued interest commission and fee thereon) on-lent to the respective Austrian Guarantor calculated by the Administrative Agent on the date which Borrowings are made. For the purposes of this Section, "Future Additional Net Asset Value" shall mean the future increase of the value of the balance sheet positions "Eigenkapital" (as defined under the provisions of Austrian accounting laws, currently Art. 224 sec. 3 lit A Austrian Commercial Code) as of the date of the execution of this Agreement (the "Reference Net Asset Value") as opposed to the value of this balance sheet position on the day of the payment demand under the Guarantee pursuant to this Article IX. An interim financial statement of that Austrian Guarantor established upon the date of the execution of this Agreement and certified by the statutory auditors of that Austrian Guarantor shall be prima facie evidence as to the amount of the Reference Net Asset Value.

             (c) Each Austrian Guarantor shall procure to record its potential obligation under its guarantee and indemnity pursuant to this Article IX in its financial statements to be established after the execution of this Agreement or its Accession to this Agreement, respectively, pursuant to Art. 199 Austrian Commercial Code.

             (d) Each Austrian Guarantor agrees that the benefit of this guarantee and indemnity shall be transferred and shall remain in full legal effect when an existing Lender seeks to transfer its rights and obligations under the Finance Documents by assignment or by novation to a new Lender pursuant to Section 10.04.

             SECTION 9.11. Limitations for French Obligors. (a) Each Guarantor organized under the laws of France (a "French Guarantor") acknowledges that (i) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature and (ii) the guarantee and indemnity has been authorized by the assembly of the shareholders before the contract had been signed as defined in articles L 227-9 and L 227-10 of the French Commercial Code if such an authorization is necessary according to article L 225-38 and article L 223-19 French Commercial Code.

             (b) The liability of each French Guarantor under this Section (i) shall not include any obligation which does not present an economic, social or financial interest for the entire group, (ii) shall be limited to funds applied by the Borrower for the valuable direct or indirect benefits of the French Guarantors, (iii) shall not include any obligation which is contrary to the statutory object of the French Guarantor, (iv) shall not include any obligation which if incurred would constitute the provision of financial assistance as defined by article L 225-216 of the French Commercial Code and (v) shall be limited at any time to the greater of (A) the equivalent to Euros of the Loans (plus any accrued interest thereon, commissions and fees) made available to any Obligor (other than, if applicable, the French Guarantor) to the extent directly or indirectly on-lent to the French Guarantor calculated by the Administrative Agent on the date on which such Loans are made, to the extent that such Loans have been on lent by such Obligor to the French Guarantor and
(B) 70% of the greater of (1) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date hereof and (2) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date on which demand is made on it pursuant to this Article IX. For the purposes of this Section "Net Asset Value" of the French Guarantor shall mean the capitaux propres (as defined under the provisions of French accounting laws, decrees and regulations consistently applied) of the French Guarantor. A certificate of the statutory auditors of the French Guarantor as to the Net Asset Value shall be prima facie evidence as to the amount to which it relates.

             SECTION 9.12. Limitations for Italian Obligors. Each Finance Party agrees that the enforcement of the guarantee and indemnity given pursuant to this Article IX by any Guarantor incorporated in Italy (an "Italian Guarantor") shall be limited as follows: each Italian Guarantor shall not be liable for any amounts in respect of the guarantee and indemnity pursuant to this Article IX in excess of an amount of e20,000,000.

             SECTION 9.13. Limitations for Spanish Obligors. Each Finance Party agrees that the guarantee, indemnity and any other obligations of each Guarantor incorporated in Spain (a "Spanish Guarantor") assumed under this Agreement and any Security provided pursuant to the terms of this Agreement by a Spanish Guarantor shall not include and shall not extend to any amount of the Facilities utilized in breach of Article 81.1 of Spanish Corporation's Act ("Ley de Sociedades An{o'}nimas") to fund the acquisition of such Spanish Guarantor and/or the acquisition of its dominant company and/or future upstream dominant companies, together with interest accrued thereon or other amounts owing in respect thereof under this Agreement.

             SECTION 9.14. Limitations  for US Obligors.  Each Guaranteed Party
agrees that the enforcement of the Guarantee  and  Indemnity  pursuant  to this
Article IX, and any Security provided by a Guarantor organized under the laws of a state of the United States of America (a "U.S. Guarantor") pursuant to the terms of this Agreement, other than in respect of Loans made available to such U.S. Guarantor or to a Subsidiary of such U.S. Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any U.S. Guarantor, to the greatest amount that would not render such U.S. Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor (a) in respect of Intra-Group Loans to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (b) under any guarantee of senior unsecured indebtedness or Subordinated Debt, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such U.S. Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to
(i) applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Guarantor and other Group Members of obligations arising under guarantees by such parties.

             SECTION 9.15. Limitations for Canadian Obligors. Each guarantor organized under the federal laws of Canada or any of the Provinces of Canada (a "Canadian Guarantor") hereby acknowledges, being a direct or indirect subsidiary of the Company, that it will be receiving a direct and indirect benefit from the Loans being provided to the Borrower, and hereby acknowledges and confirms that it is providing the guarantee contained herein in consideration of such direct or indirect benefit, and for other good and valuable consideration.

             SECTION 9.16. Additional Guarantors. The Company may request that any of its Subsidiaries become an Additional Guarantor. Such Group Member (be it a Material Subsidiary or not) shall become an Additional Guarantor if (i) the Company delivers to the Administrative Agent a duly completed and executed Guarantor Accession Letter, (ii) such Additional Guarantor provides and, to the extent permitted by law, causes any of its Subsidiaries to provide, such Security for all or any part of its obligations under the Finance Documents as the Administrative Agent shall require and (iii) the Administrative Agent has received all of the documents and other evidence listed in Schedule 11 in relation to that Additional Guarantor, each in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall notify the Company, the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 11. To comply with the Minimum Guarantor Coverage, the Company may, and shall at the request of the Administrative Agent, cause any of its Subsidiaries to become an Additional Guarantor by causing such Subsidiary to execute a Guarantor Accession Letter and all other documents referred to therein. In addition, the Company shall cause any Group Member that becomes an Additional Guarantor under and as defined in the German Credit Agreement to at the same time become an Additional Guarantor hereunder.


                                   ARTICLE X


                                 Miscellaneous

             SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

             (a) if to the Borrower, to SGL Carbon,  LLC,  8600 William Ficklen
Drive, Charlotte, NC 28256, USA, Attention of Anna K. Blackwelder (Fax No. (704) 510-4760);

             (b) if to the Company, to SGL Carbon AG, Rheingaustrasse 182, 65203 Wiesbaden, Germany, Attention of Christian Schwarz (Fax No. +49 (611) 6029 235);

             (c) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, OMA-2, New York, NY 10010, Attention of Agency Group Manager (Telecopy No. (212) 325-8304); and

             (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to the Company in accordance with this Section 10.01 shall be deemed to have been made or given to each other Obligor (other than the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

             SECTION 10.02. Survival of Agreement.   All  covenants, agreements,
representations and warranties made by the Borrower or the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Finance Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Finance Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of
the  Loans,   the   expiration   of  the   Commitments,   the   invalidity   or
unenforceability  of any  term or  provision  of this  Agreement  or any  other
Finance  Document,   or  any  investigation   made  by  or  on  behalf  of  the
Administrative Agent or any Lender.

             SECTION 10.03. Binding Effect. This Agreement shall become effective when the conditions precedent set forth or referred to in Section
4.01 shall have been satisfied or waived and it shall have been executed by the Borrower, the Company, the other Obligors and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

             SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Company, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

             (b)  Each Lender  may  assign  to  one  or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, (x) the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that the consent of the Borrower shall not be required to any such assignment (1) during the continuance of any Event of Default or (2) if such assignment is made in connection with the primary syndication of the Loans to persons previously identified to the Borrower in writing (or to Affiliates of such persons), and
(y) the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loan), except in respect of any assignment among the Lead Arrangers in connection with, or within 15 days following the completion of, the primary syndication of the Loans, (ii) the parties to each such assignment shall (A) electronically execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such fee is waived at the discretion of the Administrative Agent), (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and
(iv) the assignee, if it is to be a Foreign Lender, shall comply with Section 2.20(e). Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05, as well as to any Fees accrued for its account and not yet paid).

             (c)  By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balance of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Finance Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Finance Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.01(aa) or delivered pursuant to
Section 5.02(a), the Intercreditor Agreement, the Security Trust Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee agrees that it shall be bound by the terms, and entitled to the benefits, of the Intercreditor Agreement and the Security Trust Agreement; (vii) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

             (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

             (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above (if applicable) and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the
Administrative  Agent  shall  (i) accept such Assignment  and  Acceptance,  and
(ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

             (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or substantially all of the Transaction Security).

             (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Company furnished to such Lender by or on behalf of the Borrower or the Company; provided that, prior to any such disclosure of information designated by the Borrower or the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.17.

             (h) Any Lender may (without the consent of the Borrower or the Administrative Agent) at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender (including, if such Lender is a fund that invests in commercial loans, to a trustee for holders of obligations owed, or securities issued, by such fund); provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto and any foreclosure or exercise of remedies by such assignee or trustee shall be subject to the provisions of this
Section 10.04 regarding assignments in all respects.

             (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

             (j) None of the Company, the Borrower or any other Obligor shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

             SECTION 10.05. Expenses; Indemnity. (a) The Borrower and the Company agree, jointly and severally, to pay all out-of-pocket expenses reasonably incurred by the Administrative Agent in connection with the syndication of the Commitments and the preparation and administration of this Agreement and the other Finance Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other
Finance Documents or in connection with the Loans made issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

             (b) The Borrower and the Company agree, jointly and severally, to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Finance Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated by the Finance Documents, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or release of hazardous or environmentally sensitive materials on any property owned or operated by the Company, the Borrower or any of the other Group Members, or any Environmental Liability related in any way to the Company, the Borrower or any of the other Group Members; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

             (c)   To  the extent that the Company and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the Commitments (or, if the Commitments have terminated, based on its share of the outstanding Loans).

             (d) To the extent permitted by applicable law, no Obligor shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or any Loan or the use of the proceeds thereof.

             (e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Finance Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

             SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of the Borrower, the Company or any other Obligor now or hereafter existing under this Agreement and other Finance Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Finance Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

             SECTION 10.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

             SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Finance Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Finance Document or consent to any departure by the Borrower or any other Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower, the Company or any other Obligor in any case shall entitle the Borrower, the Company or any other Obligor to any other or further notice or demand in similar or other circumstances.

             (b) Except as set forth in paragraph (c) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Company and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 10.04(j), the provisions of this Section or release any Guarantor or all or substantially all of the Transaction Security, without the prior written consent of each Lender, (iv) reduce the percentage contained in the definition of the term "Required Lenders" (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof) or (v) modify the protections afforded to an SPC pursuant to the provisions of Section 10.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Finance Document without the prior written consent of the Administrative Agent.

             (c)  Notwithstanding  the  foregoing,  if  the  Company  desires a waiver, amendment or other modification of any provision of this Agreement (other than (i) any provision specifically referred to in the provisos to paragraph (b) above and (ii) any provision of Article VI (or any Default or Event of Default arising from a breach or prospective breach of any provision of Article VI)) and, if in connection therewith, the Company seeks a waiver, amendment or modification of the analogous provision of the German Credit Agreement, then such waiver, amendment or modification of this Agreement may be effected, even if not approved in writing by the Required Lenders, so long as
(A) it becomes effective under the German Credit Agreement, (B) it is approved in writing by Lenders and lenders under the German Credit Agreement representing at least 66-2/3% of the aggregate outstanding loans, borrowings and commitments (whether used or unused) under this Agreement and the German Credit Agreement (voting as a single class) and (C) if and to the extent the Company or any other Group Member pays any fee or other consideration to the lenders under the German Credit Agreement in order to obtain such waiver, amendment or other modification, the Lenders (or, if such a fee or other consideration was paid only to approving lenders under the German Credit
Agreement, the Lenders that approve such waiver, amendment or other modification) receive at least the same fee or other consideration.

             SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

             SECTION 10.10. Entire Agreement. This Agreement, the Fee Letter and the other Finance Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Finance Documents. Nothing in this Agreement or in the other Finance Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Finance Documents.

             SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

             SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

             SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

             SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

             SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Finance Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Finance Documents against any Obligor or its properties in the courts of any jurisdiction.

             (b) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Finance Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


             SECTION 10.16. Judgment Currency. (a) The obligations of the Borrower and the other Obligors hereunder and under the other Finance Documents to make payments in U.S. dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Finance Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Obligors or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Spot Rate as of the day on which the judgment is given (the "Judgment Currency Conversion Date").

             (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

             SECTION 10.17. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Finance Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Finance Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Group Member or any of its obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.17. For the purposes of this Section, "Information" shall mean all information received from the Borrower or the Company and related to the Borrower or the Company or their business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or the Company; provided that, in the case of Information received from the Borrower or the Company after the date of this Agreement, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 10.17 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 SGL CARBON AKTIENGESELLSCHAFT



                                        by:
                                              __________________________________
                                              Name:

                                              Title:




                                 SGL CARBON, LLC



                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent by:
                                              __________________________________
                                              Name:

                                              Title:



                                        by:
                                              __________________________________
                                              Name:

                                              Title:


                                 Other Guarantors



                                 SGL CARBON GMBH (Germany)



                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL CARBON BETEILIGUNG GMBH



                                        by:
                                              __________________________________
                                              Name:

                                              Title:

                                 SGL ACOTEC GMBH


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 KCH BETEILIGUNGS GMBH


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL TECHNOLOGIES GMBH


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL BRAKES GMBH


                                        by:
                                              __________________________________
                                              Name:

                                              Title:


                                 SGL CARBON S.P.A.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL CARBON, S.A.



                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL CARBON GMBH (Austria)


                                        by:
                                              __________________________________
                                              Name:

                                              Title:

                                 SGL CARBON GMBH & CO. KG


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 RK CARBON INTERNATIONAL LTD.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 RK TECHNOLOGIES INTERNATIONAL LTD.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:


                                 SGL TECHNIC LTD.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:


                                 SGL CARBON S.A.S.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL ACOTEC SAS


                                       by:
                                              __________________________________
                                              Name:

                                              Title:



                                 RADION FINANZIARIA S.P.A.





                                        by:
                                              __________________________________
                                              Name:

                                              Title:

                                 SGL CANADA INC.



                                        by:
                                              __________________________________
                                              Name:

                                              Title:



                                 SGL CARBON POLSKA S.A.


                                        by:
                                              __________________________________
                                              Name:

                                              Title:


                                 SGL TECHNIC INC.


                                        by:
                                              __________________________________
                                              Name:

                                              Title: